UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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CSW INDUSTRIALS, INC.

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2021 Proxy Statement and Notice of Annual Meeting of Stockholders

CSW INDUSTRIALS

Invitation to
2021 Annual Meeting of Stockholders

Wednesday, August 25, 2021 9:00 a.m., local time Hilton Dallas Lincoln Centre 5410 Lyndon B. Johnson Freeway Dallas, Texas 75240
Joseph B. Armes
Chairman, CEO and President
“At CSWI, how we succeed matters.”

Dear Fellow Stockholder:

On behalf of your Board of Directors, I am pleased to invite you to attend CSW Industrials’ 2021 Annual Meeting of Stockholders. This year’s Proxy Statement highlights our accomplishments in fiscal 2021 and presents the matters for which we are seeking your approval at the 2021 Annual Meeting.

Fiscal 2021 was, by many measures, our Company’s best year on record. Our achievements were enabled by the strength of our diversified business model, our team’s tireless work and dedication, and our strategic, disciplined allocation of capital. During the year and with the support of our strong balance sheet, we executed on all aspects of our capital allocation strategy: we acquired TRUaire, returned $15.4 million to stockholders through dividends and share repurchases, invested $8.8 million in capital expenditures for organic growth, and just after year end formed the Shell & Whitmore Reliability Solutions joint venture.

These achievements translated to impressive financial results, despite the unique challenges of the last year. For example, we achieved record performance for revenues, adjusted operating income, and adjusted earnings per share, and continued our strong operating cash flow performance. But this is not the only way we measure success, because at CSWI, how we succeed matters. We are extremely proud of the way our team demonstrated steady leadership, informed by our guiding objectives of treating our employees well, serving our customers well, effectively managing our supply chain, and positioning CSWI for sustainable, long-term success. This strength through leadership underscored the value of our employee-centric culture and leaves us well-positioned to deliver compelling growth and long-term stockholder value.

We believe this year’s redesigned proxy statement demonstrates our continued commitment to sound governance practices and enhanced disclosure and transparency. In particular, we have continued to enhance our disclosures around Board composition, governance and executive compensation. We are pleased to share this important information with you.

Your vote is very important to us and to our business, so I encourage you to vote before the meeting. You may vote online, by telephone, or by signing and returning your proxy card by mail, so that your shares will be represented and voted at the meeting. You can find instructions on how to vote beginning on page 3.

I hope to see you at the meeting. Thank you in advance for voting and for your continued support of CSW Industrials.

Very truly yours,

| 2021 Proxy Statement

Table of Contents

Proxy Summary	4
Proposal One: Election of Directors	11
Required Vote and Recommendation	11
Board of Directors — Biographical Information	12
The Board and Committees	15
Governance Overview	15
Board Composition	17
Board Committees	18
Board of Directors Compensation	20
Corporate Responsibility, Culture & Compliance	21
Executive Officers	24
Proposal Two: Advisory Vote on Executive Compensation	25
Required Vote and Recommendation	26
Executive Compensation	27
Compensation & Talent Development Committee Report	27
Compensation Discussion and Analysis	28
Annual Executive Compensation Program Review and Compensation Risk	47
Summary Compensation Table	48
2021 Grants of Plan-Based Awards	50
Outstanding Equity Awards at Year-End 2021	51
2021 Option Exercises and Stock Vested	52
2021 Pension Benefits	52
Potential Payments upon Termination or Change-In-Control	52
CEO Pay Ratio	56
Equity Compensation Plan Information	57
Proposal Three: Ratification of Appointment of Grant Thornton LLP to Serve as our Independent Registered Public Accounting Firm for Fiscal 2022	58
Required Vote and Recommendation	58
Report of The Audit Committee	59
Other Audit Information	60
Relationship with Independent Registered Public Accounting Firm	60
Audit and Non-Audit Fees and Services	60
Audit Committee Approval Policy	60
Security Ownership of Directors and Certain Executive Officers	61
Security Ownership of Certain Beneficial Owners	62
General Voting and Meeting Information	63
Solicitation	63
Voting	63
Other Information About this Solicitation	66
Cost of Proxy Solicitation	66
Stockholders Sharing an Address	66
Stockholder Proposals and Nominations	66
Exhibit A	67
GAAP to NON-GAAP Reconciliations	67

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Wednesday, August 25, 2021 9:00 a.m., local time Place Hilton Dallas Lincoln Centre 5410 Lyndon B. Johnson Freeway Dallas, Texas 75240	NOTICE of Annual Meeting of Stockholders

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Stockholders of record of the Company’s common stock at the close of business on July 1, 2021, are entitled to notice of and to vote at the Annual Meeting. This notice and the enclosed Proxy Statement are first being mailed to stockholders on or about July 8, 2021.

At the Annual Meeting, stockholders will vote on the following matters:

•

the election of seven directors to serve a one-year term expiring at the 2022 annual meeting of stockholders;

•

the approval, on an advisory basis, of the Company’s executive compensation, or the “Say on Pay” vote;

•

the ratification of Grant Thornton LLP’s appointment to serve as our independent registered public accounting firm for fiscal year 2022; and

•

the transaction of any other business properly presented at the Annual Meeting.

The enclosed Proxy Statement contains other important information that you should read and consider before you vote. The Proxy Statement and annual report to stockholders and any other proxy materials are available at www.proxyvote.com. For additional related information, please refer to the “Important Notice Regarding the Availability of Materials for the Stockholder Meeting to be held on August 25, 2021” in the enclosed Proxy Statement.

INTERNET Visit the website on your proxy card
BY TELEPHONE Call the telephone number on your proxy card
BY MAIL Sign, date and return your proxy card in the enclosed envelope
IN PERSON Attend the Annual Meeting in Dallas, Texas. See page 63 for instructions on how to attend
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Your vote is important. Even if you plan to attend the Annual Meeting, your prompt cooperation in voting in advance is greatly appreciated. Thank you in advance for voting and for your support of the Company.

By Order of the Board of Directors,

Luke E. Alverson
Senior Vice President,
General Counsel and Secretary

July 8, 2021

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.

Information About the Annual Meeting

Time and Place

Our Annual Meeting will be held as follows:

Time and Date	Location	Record Date
9:00 a.m., local time Wednesday, August 25, 2021	Hilton Dallas Lincoln Centre 5410 Lyndon B. Johnson Freeway Dallas, Texas 75240	July 1, 2021

Voting Matters

Proposal	Board’s Recommendation	Page Reference
1. Election of Directors	FOR each Director Nominee	11
2. Advisory Vote on Executive Compensation	FOR	25
3. Ratification of Auditors	FOR	58

We may also transact any other business that may properly come before the Annual Meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration other than the matters described in this proxy statement.

Fiscal 2021 Performance Highlights

Fiscal 2021 was a historic year for CSWI. The year began with the opportunity to continue building momentum on our outstanding fiscal 2020 performance. However, global events, including the COVID-19 pandemic and resulting economic crisis, challenged our leadership team in multiple, unprecedented ways. Despite these challenges, Mr. Armes and the CSWI executive team led the Company well, successfully adapting to rapidly changing business, economic, and social conditions.

Our achievements were enabled by the strength of our diversified business model, our team’s tireless work and dedication, and our strategic, disciplined allocation of capital. During the year and with the support of our strong balance sheet, we executed on all aspects of our capital allocation strategy: we acquired TRUaire, returned $15.4 million to stockholders through dividends and share repurchases, invested $8.8 million in capital expenditures for organic growth, and just after year end formed the Shell & Whitmore Reliability Solutions joint venture.

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Actions We Took in Response to COVID-19

We manufacture products that are considered essential to critical infrastructure. Additionally, we believe that our employees are our most valuable asset and that our skilled, engaged workforce provides us with a competitive advantage. We are committed to creating and maintaining a safe, healthy working environment, and we have developed a health and safety program that focuses on ensuring our employees understand this commitment. This year underscored for us the importance of keeping our employees safe and healthy. In response to the pandemic, we developed a business continuity plan that was aligned with guidance from the World Health Organization and the Centers for Disease Control and Prevention to protect the health and safety of our workforce and enable us to continue to serve our customers.

All our production sites have maintained operations throughout the pandemic with minimal disruption. To enable this business continuity, we mobilized nearly 100% of our non-manufacturing employees to remote work or flexible work arrangements; strengthened programs focused on employee wellness, including paid leave for personal or family illness; and limited non-essential travel. We are most proud of the fact that we had zero pandemic-related furloughs, layoffs, or reductions in force. Additionally, we are proud to have maintained our comprehensive and competitive retirement and benefit plans without interruption, including our Employee Stock Ownership Plan, through which our employees collectively own over 4% of CSWI, strongly aligning CSWI’s employees’ interests with the interests of our stockholders.

Financial and Operational Performance

We achieved the following financial and operational results in fiscal 2021 (comparisons to fiscal 2020):

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Board of Directors Highlights (page 12)

Name	Age	Director Since	Occupation	Independent	Committee Memberships
					Audit	Comp & Talent Dev	Nom & Gov
Joseph B. Armes	59	2015	Chairman, CEO and President, CSW Industrials, Inc.
Michael R. Gambrell	67	2015	Former EVP, The Dow Chemical Company	•		•	•
Terry L. Johnston	63	2017	Former EVP and COO, Commercial Segment, Lennox International	•	•		•
Linda A. Livingstone, Ph.D.	61	2015	President, Baylor University	•		◊
William F. Quinn*	73	2015	Former Executive Chairman, American Beacon Advisors	•	◊	•
Robert M. Swartz (Lead Independent Director)	69	2015	Former EVP and COO, Glazer’s Inc.	•	•		◊
J. Kent Sweezey	68	2016	Founding Partner, Turnbridge Capital, LLC	•	•	•
Debra L. von Storch	61	2020	Former Partner, Ernst & Young LLP	•	•
◊

Denotes Chair

*

Not nominated for reelection at this Annual Meeting due to planned retirement pursuant to the age limitation provision in our Corporate Governance Guidelines.

Mr. Quinn, who was one of our inaugural Board members when we became an independent public company in September 2015, is retiring effective as of the Annual Meeting. We thank Mr. Quinn for his years of distinguished service to CSWI.

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As shown below, our Director nominees strengthen our Board with their varied professional backgrounds and experiences.

Governance Highlights

Our Board of Directors is committed to sound governance practices, including the following:

Board Independence	• Seven of our eight Board members are independent • Our CEO is our only management director
Board Composition
•

All Board members are elected annually

•

The Board regularly assesses and evaluates its performance and the performance of its committees

•

The Nominating & Corporate Governance Committee leads the full Board in considering Board competencies in light of Company strategy

•

29% of our Board nominees are female

Board Committees	• We have three committees — Audit; Compensation & Talent Development; and Nominating & Corporate Governance • All committees are composed entirely of independent directors
Leadership Structure
•

Our Board has a lead independent director that works closely with our Chairman, CEO and President in fulfilling responsibilities and duties

•

Among other duties, our lead independent director chairs executive sessions of the independent directors

Environmental, Social & Governance Oversight	• Our Nominating & Corporate Governance Committee oversees our Environmental, Social & Governance (ESG) Program
Risk Oversight
•

Our Board is responsible for enterprise risk oversight and has designated committees with specific oversight of certain key risks

•

Our Audit Committee oversees administration of the Company’s Enterprise Risk Management (ERM) Program for the assessment and mitigation of key risks

Open Communication	• We encourage open communication and strong working relationships among the lead independent director, Chairman and other directors • Our directors have direct access to management and employees
Stock Ownership	• Our directors and executive officers are subject to robust stock ownership requirements

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Stockholder Engagement

We are actively engaged with our investors. Our senior leaders participate in numerous industry and analyst conferences throughout the year, and we have dedicated resources to engage with all stockholders through a variety of mediums. The table below summarizes our engagement efforts in fiscal 2021.

Executive Compensation Highlights (page 28)

Executive Compensation Program Objectives and Elements

The Compensation Committee has designed our executive compensation program to support CSWI’s growth strategy. Our key executive compensation objectives are:

In furtherance of these objectives, the Compensation Committee maintains a thoughtful approach to our executive compensation program design and governance practices. The following table summarizes these practices.

What We Do	What We Don’t Do
Promote a strong pay for performance plan design	No hedging, pledging, or short sales of stock permitted
Regularly benchmark executive compensation against peers of comparable size, complexity, and industry	No change in control excise tax gross-ups
Maintain meaningful stock ownership guidelines for our directors and executive officers	No option repricing without stockholder approval
Have double trigger requirements for cash payments following a change in control	No perquisites offered, other than those generally provided to all employees
Conduct an annual compensation risk review	No dividends paid and no voting rights on unvested performance-based equity awards
Provide reasonable and standardized benefits upon severance or change in control	No duplication of metrics in annual and long-term incentive plans
Engage an independent compensation consultant	No supplemental executive retirement plans
Maintain an incentive compensation “clawback” policy

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Our executive compensation program is based on the following foundational elements:

Element	Form	Compensation Objective Addressed
Base Salary	Cash	Reward Current Performance
Attract and Retain
Annual Incentive	Performance Cash Award	Stockholder Alignment
Reward Current Performance
Attract and Retain
Long-Term Equity Incentive	Performance Shares	Stockholder Alignment
Drive Future Performance
Attract and Retain

	Restricted Stock	Stockholder Alignment
Drive Future Performance
Attract and Retain

Fiscal 2021 Executive Total Target Compensation Mix

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Fiscal 2021 Executive Compensation Summary (page 48)

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph B. Armes Chairman, CEO & President	580,672		1,775,967	1,200,000	4,664	61,861	3,623,164
James E. Perry Executive VP, CFO	311,077		873,821	400,000	—	30,062	1,614,960
Donal J. Sullivan Executive VP & General Manager, Industrial Products	366,593	52,470	583,908	347,530	—	58,216	1,408,717
Craig J. Foster* Former Senior VP & General Manager, Specialty Chemicals	331,660		319,110	177,465	—	58,946	887,181
Luke E. Alverson Senior VP, General Counsel & Secretary	299,601		327,317	250,000	—	60,546	937,464
* Mr. Foster’s employment with the Company ended on May 31, 2021.

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Proposal One:
Election of Directors

The Company’s Board currently consists of eight directors. William Quinn will retire from the Board effective as of the Annual Meeting pursuant to the age limitation provision in our Corporate Governance Guidelines and is therefore not nominated for reelection. Mr. Quinn was one of our inaugural Board members when we became an independent public company in September 2015 and has contributed meaningfully to making CSW Industrials the company it is today. We thank Mr. Quinn for the years of distinguished service he has provided to the Company and the important leadership role he has played in our collective success.

The Board has nominated Joseph Armes, Michael Gambrell, Terry Johnston, Linda Livingstone, Robert Swartz, Kent Sweezey and Debra von Storch, whose terms of office are expiring at this 2021 Annual Meeting, to serve a one-year term that will expire at the 2022 annual meeting of stockholders. All of the nominees were elected by stockholders at the 2020 annual meeting. Biographical information regarding the nominees is provided on the following pages.

Required Vote and Recommendation

Our Bylaws provide that, in an uncontested election, each director nominee will be elected by a majority of the votes cast in person or represented by proxy. This means that the number of shares cast “for” a nominee’s election must exceed the number of votes “withheld” from that nominee. If this were a contested election, the directors would be elected by a plurality of the votes cast, meaning the nominees receiving the largest number of “for” votes would be elected. For more information, see “General Voting and Meeting Information—Counting of Votes.”

Our Corporate Governance Guidelines provide that in an uncontested election, any incumbent director who does not receive the affirmative vote of a majority of the votes cast must tender his or her resignation promptly after such election. The remaining independent directors of the Board, giving due consideration to the best interests of CSWI and our stockholders, will then evaluate the relevant facts and circumstances and make a decision, within 30 days after election results are certified, on whether to accept the tendered resignation. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation. The Board may fill any vacancy resulting from a director’s accepted resignation.

The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” the election of these nominees unless you instruct otherwise or you withhold authority to vote for any one or more of the nominees. If any director is unable to stand for re-election, the Board may reduce the number of directors or choose a substitute nominee. The nominees have indicated their willingness to serve as directors, and we have no reason to believe the nominees will not be able to stand for re-election.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NOMINEES TO SERVE AS DIRECTORS.

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Board of Directors — Biographical Information

Nominees to Serve a Term Expiring at the 2022 Annual Meeting of Stockholders

JOSEPH B. ARMES
Chairman of the Board, Chief Executive Officer & President, CSW Industrials
Age 59 Director since: September 2015	Professional Highlights:

Mr. Armes has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since September 2015, and as President of the Company since February 2018. Prior to the Company’s spin-off in September 2015 from Capital Southwest Corporation, Mr. Armes served as the Chief Executive Officer and President of Capital Southwest Corporation from June 2013 to September 2015, and as Chairman of the Board from January 2014 through August 2017.

Key Skills and Qualifications:

We believe Mr. Armes is well qualified to serve as a director due to his position as the Company’s Chief Executive Officer, which provides the Board with knowledge of the Company’s day-to-day operations. Mr. Armes also has broad executive and board leadership experience, finance and accounting expertise, compliance and governance expertise, and corporate development experience, all of which support the Company’s strategic growth plans.

	CSWI Board Committee(s)	Other Public Company Directorships:
	• None	• Switchback Energy Acquisition Corp. (2019-2021) • RSP Permian, Inc. (2013-2018) • Capital Southwest Corporation (2013-2017)

MICHAEL R. GAMBRELL
Former Executive Vice President, The Dow Chemical Company
Age 67 Director since: September 2015 INDEPENDENT	Professional Highlights:

Mr. Gambrell had a 37-year career at The Dow Chemical Company, a publicly traded chemicals company (now Dow, Inc.), most recently serving as an Executive Vice President and an advisor to the Chairman and CEO of Dow. During his time at Dow, Mr. Gambrell served on the company’s Executive Leadership Committee, Strategy Board, Sustainability Team, and Geographic Leadership Council, and he was an ex officio member of the board’s Environment, Health and Safety Committee. In 2012, Mr. Gambrell founded GamCo, LLC, a privately-held company providing advisory services to public, private equity, and start-up companies as well as non-profit organizations. He served as Chairman of the Campbell Institute from 2012 to 2015, and as a director and member of the Executive Committee and Strategic Planning Committee of the National Safety Council from 2011 to 2015.

Key Skills and Qualifications:

We believe Mr. Gambrell is well qualified to serve as a director due to his executive and board leadership experience and his extensive knowledge of the chemicals industry, which provide a global perspective and deep understanding of the Company’s products, customers, end markets, competitive landscape, and operational challenges and opportunities. In addition, Mr. Gambrell has extensive corporate development experience and integration expertise, as well as knowledge and experience in addressing health, safety and environmental issues, which provides the Board unique insight into the Company’s strategic growth plans.

	CSWI Board Committee(s):	Other Public Company Directorships:
	• Compensation & Talent Development • Nominating & Corporate Governance	• TRW Automotive Inc. (2007-2015)

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TERRY L. JOHNSTON
Former Executive Vice President & COO, Commercial Segment, Lennox International
Age 63 Director since: January 2017 INDEPENDENT	Professional Highlights:

Mr. Johnston was Executive Vice President and Chief Operating Officer of the Commercial Segment of Lennox International Inc., a leading international provider of heating and cooling systems and technologies for residential and commercial applications, from 2013 until October 2019. Before assuming that position, Mr. Johnston held roles of increasing responsibility with Lennox International from the time he joined the company in 2001. Prior to his time with Lennox International, Mr. Johnston spent 20 years with General Electric Company, serving primarily in marketing and commercial leadership roles.

Key Skills and Qualifications:

We believe Mr. Johnston is well qualified to serve as a director due to his executive leadership experience and extensive knowledge of the Company’s served industrial markets. In addition, Mr. Johnston has extensive strategic planning experience and operational and commercial expertise, which provides the Board with a global perspective and positions him well to support the Company’s growth strategy and manufacturing optimization focus.

CSWI Board Committee(s):
• Audit • Nominating & Corporate Governance

LINDA A. LIVINGSTONE, PH.D.
President, Baylor University
Age 61 Director since: September 2015 INDEPENDENT	Professional Highlights:

Dr. Livingstone is President of Baylor University, a position she has held since June 2017. From August 2014 through May 2017, she served as Dean of The George Washington University School of Business, and she previously served as Dean of the Graziadio School of Business and Management at Pepperdine University for twelve years. Dr. Livingstone began her academic career at Baylor University, where she served for eleven years as an Assistant and then Associate Professor of Management, which included serving for four years as Associate Dean for Graduate Programs. Dr. Livingstone currently serves on the Board of Directors and as a member of the Executive Committee for each of the American Council on Education and the Big 12 Conference. She also serves on the NCAA Board of Governors and the NCAA Division 1 Board of Directors, as well as the Board of Directors of Independent Colleges and Universities of Texas.

Key Skills and Qualifications:

We believe Dr. Livingstone is well qualified to serve as a director due to her extensive leadership experience as an administrator and educator in the field of business administration, which provides the Board a valuable perspective on organizational development, corporate governance, information security, executive compensation and leadership development matters.

CSWI Board Committee(s):
• Compensation & Talent Development (Chair)

ROBERT M. SWARTZ
Former Executive Vice President & COO, Glazer’s, Inc.
Age 69 Director since: September 2015 Lead Independent Director since: September 2015 INDEPENDENT	Professional Highlights:

From January 2011 until June 2016, Mr. Swartz served as the Executive Vice President and Chief Operating Officer for Glazer’s, Inc., a privately-held distributor of wines and spirits, prior to Glazer’s combination with Southern Wine and Spirits. For the remainder of 2016, Mr. Swartz oversaw the integration of the combined company, Southern Glazer’s Wine and Spirits of America. Since January 2017, Mr. Swartz has served as a member of the board of managers of Glazer’s Beer & Beverage, LLC. Since 2018, Mr. Swartz has been a partner in Northaven Capital Partners, a lower middle market private equity firm focused on businesses headquartered in the southwestern U.S. Additionally, Mr. Swartz served in various executive positions at Centex Corporation from 1999 to 2007.

Key Skills and Qualifications:

We believe Mr. Swartz is well qualified to serve as a director due to his experience and expertise in corporate development, finance and accounting. Mr. Swartz also has extensive executive and board leadership experience as well as deep operational expertise that provides the Board with insight into the Company’s operations and leadership development opportunities.

	CSWI Board Committee(s):	Other Public Company Directorships:
	• Nominating & Corporate Governance (Chair) • Audit	• Resolute Energy Corporation (2009-2015)

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J. KENT SWEEZEY
Founding Partner, Turnbridge Capital, LLC
Age 68 Director since: December 2016 INDEPENDENT	Professional Highlights:

Mr. Sweezey is a founding partner of Turnbridge Capital, LLC, an energy services, equipment and infrastructure-focused private equity firm, which was founded in 2008. He currently serves as a member of the board of directors of Impact Selector, Inc., a privately-held company. Prior to co-founding Turnbridge Capital, Mr. Sweezey served as the Managing Partner of Centre Southwest Partners, LLC, a middle-market private equity firm focused primarily on energy services and equipment-related investments. Prior to his time with Centre Southwest Partners, Mr. Sweezey was with Donaldson, Lufkin & Jenrette (“DLJ”) and its successor firm, Credit Suisse First Boston, where he focused on transactions in the energy sector, as well as in the consumer products, building products, and manufacturing sectors. Mr. Sweezey was also involved in DLJ’s early principal investing activities through its investments in Seven-Up Company, Dr Pepper/Seven-Up Companies, and Dr Pepper Bottling Company of Texas, where he served on the board of directors from 1989 to 1999.

Key Skills and Qualifications:

We believe Mr. Sweezey is well qualified to serve as a director due to his executive leadership experience, strategic acquisition and financial expertise, and governance expertise. His extensive experience in corporate development matters positions him well to support the execution of the Company’s growth strategy and capital allocation plans.

CSWI Board Committee(s):
• Audit • Compensation & Talent Development

DEBRA L. VON STORCH
Former Partner, Ernst & Young LLP
Age 61 Director since: January 2020 INDEPENDENT	Professional Highlights:

Ms. von Storch was a partner of Ernst & Young LLP, a leading international accounting and advisory services firm, until she retired in June 2020 after 38 years with the firm. While with Ernst & Young, she most recently served as the lead partner for southwest region growth markets, a position she held for ten years. She previously held roles of increasing responsibility within the firm, where her practice focused on providing global business leadership, strategic tax and transaction planning, capital markets advice, and advisory services to high-growth companies. Since June 2021, Ms. von Storch has served as a board member of the NACD North Texas chapter, and she also serves as a member of the advisory board for Varidesk, LLC.

Key Skills and Qualifications:

We believe Ms. von Storch is well qualified to serve as a director due to her leadership experience, strong strategic and financial acumen, and information security and risk management expertise. Her extensive experience in successfully advising high-growth companies throughout the globe through all stages of a company lifecycle positions her well to advise on and support the execution of the Company’s growth strategy and capital allocation plans.

	CSWI Board Committee(s):	Other Public Company Directorships:
	• Audit	• Canoo Inc. (2021-present)

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The Board and Committees

Governance Overview

The Board has a responsibility to oversee the Chief Executive Officer and other members of senior management in the competent and ethical operation of the Company and to ensure that our stockholders’ best interests are being served. To meet this responsibility, the Board has established Corporate Governance Guidelines designed to promote effective oversight of the Company’s business affairs. The Board monitors and updates these Guidelines periodically as it deems appropriate.

As discussed in this section of the proxy, the Guidelines cover a range of matters, including:

•

the director selection process;

•

the composition of the Board and its committees;

•

the review and evaluation of the Chief Executive Officer;

•

succession planning and management development;

•

director compensation;

•

the review of individual directors and the Board’s performance; and

•

independence requirements and age limits and other restrictions for directors.

The Corporate Governance Guidelines are available on the Company’s website at www.cswindustrials.com under the “Investors — Corporate Governance” caption.

Board Independence

Our Corporate Governance Guidelines require that a majority of the Board members satisfy applicable independence requirements set forth in NASDAQ listing rules and under applicable law. Only those directors who have no material relationship with the Company (except in their role as a director) are deemed independent. The Board has determined that, other than Mr. Armes, who is the Company’s Chairman, Chief Executive Officer and President, each member of the Board meets the independence standards set forth in the applicable rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ.

Board Leadership Structure

The Board’s current leadership structure is characterized by:

•

An engaged, qualified and independent Board;

•

A combined Chairman of the Board and Chief Executive Officer;

•

An independent, highly experienced Lead Independent Director with well-defined responsibilities that support and facilitate the Board’s oversight responsibilities; and

•

A strong committee structure consisting entirely of independent directors with well-defined authority and risk oversight responsibilities.

The Board has appointed Mr. Swartz as the lead independent director of the Board. The lead independent director serves an important leadership and oversight role by providing input on the Board’s annual schedule and collaborating with the Chairman and CEO on the agendas for all Board meetings. Additionally, the lead independent director provides support and advice to the Chairman and CEO, reinforcing the Chief Executive Officer’s reporting relationship and accountability to the Board.

The Board believes it is important to retain flexibility to allocate the responsibilities of the positions of Chairman of the Board and Chief Executive Officer in a manner that it believes is in the best interests of the Company and its stockholders. The Board does not have a policy mandating that the Chief Executive Officer should or should not also serve as Chairman. Rather, the Board considers this issue as part of the CEO succession planning process, and decides based on its evaluation of current circumstances and the needs of the Company at the time it is considering candidates for the CEO role. Based on Mr. Armes’ significant knowledge of the Company, the Board has concluded that combining the roles of Chairman and Chief Executive Officer, along with the presence of a strong lead independent director, is in the best interests of the Company and its stockholders at this time to promote the pursuit of the Company’s business objectives and strategic growth plans.

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Board’s Role in Risk Oversight

The Company’s Chief Executive Officer and other members of senior management are responsible for the ongoing assessment and management of the risks the Company faces. These enterprise risks are formally assessed annually by management as part of the Company’s robust Enterprise Risk Management program. At least annually, the Board—both as a whole and through its committees—oversees the Company’s risk profile and management’s policies and processes for assessing and managing risk. Responsibilities for risk management are allocated generally as set forth below.

The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility.

Board Self-Evaluation

Our Board has conducted an annual self-evaluation since CSWI became an independent public company. The self-evaluation is designed to assess whether the Board and its committees are functioning effectively. Individual Board committees also conduct annual self-evaluations for the same purpose. These evaluations focus on the performance of the Board or the committee, as applicable, as a unit, rather than the performance of any individual director. The Nominating & Corporate Governance Committee (“N&CG Committee”) oversees our annual self-evaluation process, which is illustrated below. The Board believes this annual self-evaluation process supports its effectiveness and continuous improvement.

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Director Attendance at Meetings

Board members are expected to devote the time necessary to appropriately discharge their responsibilities and to rigorously prepare for and, to the extent possible, attend and participate in all Board meetings and meetings of Board committees on which they serve. The Board held fourteen meetings and the Compensation & Talent Development Committee held additional meetings in fiscal 2021, primarily driven by the need for additional discussions regarding the TRUaire acquisition that we completed in December 2020, as well as to address matters related to the COVID-19 pandemic. Executive sessions of non-employee directors are normally held at each regular Board meeting. Any non-employee director may request that additional executive sessions be scheduled. In fiscal 2021, each director attended at least 75% of the meetings of the Board and the committees on which he or she served during the period for which he or she was a director.

The Company encourages all directors to attend the annual meeting of stockholders, though we do not have a specific policy with respect to director attendance. All of the Company’s directors attended the 2020 annual meeting of stockholders.

Age and Term Limits

Our Corporate Governance Guidelines provide that no individual may be nominated to stand for election or reelection to the Board if they would reach the age of 73 before the date of election. Current Board member William Quinn is retiring from the Board effective as of the 2021 Annual Meeting in accordance with this provision. We do not have term limits, as our Board believes such limits work against retaining the valued contributions of directors who have developed increasing insight into the Company and its operations over time.

Limits on Other Board Service

Board members are expected to ensure that their other commitments do not materially interfere with their service as a director. To that end, we expect that directors will not serve on more than three other public company boards. Directors must advise the Chairman of the Board and the Chair of the N&CG Committee before accepting an invitation to serve on the board of directors or similar body of another company.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with the Board directly by writing to: Robert Swartz, Lead Independent Director, c/o CSW Industrials’ Corporate Secretary, CSW Industrials, Inc., 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. All such communications will be delivered to our lead independent director.

Board Composition

What We Look for in Director Candidates

Before considering director nominee candidates, the N&CG Committee assesses whether the Board’s current size and composition are appropriate and whether any vacancies on the Board are expected due to retirement, age limits or other factors. If additional directors are needed or vacancies are anticipated or otherwise arise, the N&CG Committee utilizes a variety of methods for identifying and evaluating possible nominees.

The Company’s Corporate Governance Guidelines establish the criteria for Board membership. As a starting point, the N&CG Committee assesses a director candidate’s judgment, skill, diversity, integrity, experience with business and other organizations of comparable size, and the interplay of the candidate’s experience with the experience of current Board members. In evaluating these characteristics, including diversity, the Board considers individual qualities and attributes, such as educational background, professional skills, business experience, and cultural viewpoint, as well as more categorical diversity metrics, such as race and ethnicity, gender, and age. The Board considers whether this evaluation process is effective in promoting diversity during its annual self-assessment process.

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How We Identify Director Candidates

The N&CG Committee considers various potential director candidates who come to their attention through professional search firms, current Board members, stockholders or other sources. A stockholder who wants to recommend a candidate for election to the Board should submit a written notice, as required by the Company’s Bylaws, including the candidate’s name and qualifications to our Corporate Secretary, who will refer the recommendation to the N&CG Committee. The N&CG Committee may require any stockholder-recommended candidate to furnish such other information as may reasonably be required to determine the candidate’s eligibility or to assist in evaluating the candidate. The N&CG Committee also may require the submission of a fully completed and signed Questionnaire for Directors and Executive Officers on the Company’s standard form and a written consent by the stockholder-recommended candidate to serve as a director, if so elected.

All identified candidates, including stockholder-recommended candidates, are evaluated by the N&CG Committee using generally the same methods and criteria, although those methods and criteria may vary from time to time depending on the N&CG Committee’s assessment of the Company’s needs and current situation.

Board Committees

The Board maintains an Audit Committee, a Compensation & Talent Development Committee (“Compensation Committee”) and a N&CG Committee. Only independent directors are eligible to serve on these standing Board committees. Each committee is governed by a written charter, all of which are available on the Company’s website at www.cswindustrials.com under “Investors — Corporate Governance.”

The Board has determined that all members of all committees meet the independence standards of the SEC and NASDAQ, including the heightened independence requirements for certain committee members.

Audit Committee

Members and Other Information	Primary Oversight Responsibilities
Committee Chair: William Quinn Other Members: Terry Johnston Robert Swartz J. Kent Sweezey Debra von Storch 5 Meetings in Fiscal 2021
•

Engage the Company’s independent auditors and approve the scope of the annual external audit

•

Approve any audit and non-audit services provided by the independent auditor

•

Meet regularly with the independent auditors in executive session to discuss audit reports and auditor recommendations on a confidential basis

•

Oversee financial reporting processes, including the integrity of the Company’s financial statements and compliance with legal and regulatory requirements

•

Oversee internal controls matters, which includes information security and cybersecurity risk

•

Oversee the Company’s compliance program, including the Company’s Code of Business Conduct and Ethics

•

Oversee management’s administration of the Enterprise Risk Management program

The Board has determined that Mr. Quinn qualifies as an audit committee financial expert under SEC rules. The Board has also determined that all members of the Audit Committee are financially sophisticated within the meaning of NASDAQ’s corporate governance requirements.

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Nominating & Corporate Governance Committee

Members and Other Information	Primary Oversight Responsibilities
Committee Chair: Robert Swartz Other Members: Michael Gambrell Terry Johnston 3 Meetings in Fiscal 2021
•

Identify and recommend candidates for membership to the Board

•

Recommend to the Board candidates for Chairman of the Board and Chief Executive Officer

•

Manage risks associated with Board independence and potential conflicts of interest

•

Establish corporate governance principles and policies, including overseeing the Company’s Corporate Governance Guidelines

•

Oversee the Company’s ESG program and related initiatives

•

Oversee the Board and committee self-evaluation process

Compensation & Talent Development Committee

Members and Other Information	Primary Oversight Responsibilities
Committee Chair: Linda Livingstone Other Members: Michael Gambrell William Quinn J. Kent Sweezey 7 Meetings in Fiscal 2021
•

Establish executive compensation for the Company’s officers, including compensation philosophy

•

Oversee risk management related to the Company’s executive compensation programs

•

Administer the Company’s equity and incentive compensation plan

•

Review management succession plans

•

Recommend changes in director compensation to the Board

Oversight of the Executive Compensation Program

The Compensation Committee administers our executive compensation programs and has overall responsibility for setting the compensation for our CEO and Named Executive Officers. Consistent with NASDAQ corporate governance requirements, the Compensation Committee is composed entirely of independent, non-employee members of the Board.

The Compensation Committee is also responsible for reviewing management succession plans and for recommending changes in director compensation to the Board. The Compensation Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The Compensation Committee also prepares and issues the Compensation & Talent Development Committee Report included in this proxy statement.

The Compensation Committee has retained Longnecker & Associates (“Longnecker”) as its independent executive compensation consultant. Longnecker assists and advises the Compensation Committee on certain aspects of our executive compensation program, and it provides no other services to the Company. The services Longnecker provides include:

•

providing and analyzing competitive market compensation data;

•

analyzing the effectiveness of executive compensation programs and making recommendations, as appropriate;

•

analyzing the appropriateness of the compensation comparator group (discussed below); and

•

evaluating how well our compensation programs adhere to the philosophies and principles stated below under “—Executive Compensation Program Objectives and Principles.”

Compensation Committee Interlocks and Insider Participation

During fiscal 2021, the members of the Compensation Committee included Dr. Livingstone (Chair), Mr. Gambrell, Mr. Quinn, and Mr. Sweezey. None of the members of the Compensation Committee were formerly an officer of the Company or were at any time during fiscal 2021 an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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Board of Directors Compensation

2021 Director Compensation Elements

In fiscal 2021, non-employee directors received, as applicable: (a) an annual cash retainer of $60,000; (b) equity compensation with a target value of $85,000; and (c) individual retainers and meeting participation fees according to the following schedule:

Director Fee Element	Fees ($)
Lead Independent Director Retainer (annual)	23,750
Audit Committee Chair Retainer (annual)	19,375
Compensation Committee Chair Retainer (annual)	12,000
N&CG Committee Chair Retainer (annual)	10,000
Full Board Meeting Fee (per meeting)	2,000
Committee Meeting Fee (per meeting)	2,000

These compensation elements and the associated amounts were unchanged from fiscal 2020. The existing compensation elements and amounts were established by the Board after a review of data prepared by Longnecker & Associates, the Compensation Committee’s independent consultants, that showed competitive director compensation levels among the market generally and among the Company’s compensation peer group, which is discussed under “Executive Compensation—Executive Compensation Program Principles.”

The equity portion of non-employee director compensation is provided in the form of restricted stock of the Company having a target value of $85,000 on the date of grant. This equity grant value has been in place since fiscal 2019, and was based on competitive benchmarking and market analysis in consultation with Longnecker & Associates. The Company typically makes these annual non-employee director equity grants on October 1 of each year. The restricted stock, which fully vests on the earliest of one year from the date of grant, the termination of the director’s service due to death or disability, or a change in control, has full voting rights and is eligible to receive dividends (if any are paid).

Directors are also eligible to receive special additional compensation when performing services that are determined by the Board to be well above and beyond the normal director service requirements. The Board has not set a compensatory rate for these services, and no fees were paid for this purpose in fiscal 2021.

Stock Ownership Guidelines

Under the Company’s Common Stock Ownership and Retention Guidelines, all non-employee directors are expected to own shares of Company common stock with a value equal to at least five times the annual cash retainer (currently $300,000) by their fifth anniversary of Board service. As of March 31, 2021, all non-employee directors were in compliance with Company ownership guidelines.

2021 Director Compensation Table

The following table sets forth certain information with respect to our non-employee director compensation for the fiscal year ended March 31, 2021. Compensation information for Mr. Armes is set forth below under “Executive Compensation—Summary Compensation Table.” Mr. Armes did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(1)(2)	Total ($)
Michael Gambrell	104,000	85,049		189,049
Terry Johnston	102,000	85,049		187,049
Linda Livingstone	110,000	85,049		195,049
William Quinn	127,375	85,049		212,424
Robert Swartz	135,750	85,049		220,799
Kent Sweezey	108,000	85,049		193,049
Debra von Storch	96,000	85,049		181,049
(1)

Eligible non-employee directors received an annual equity grant of 1,095 shares of restricted stock on October 1, 2020. The amounts shown in this column reflect the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation — Stock Compensation,” and are calculated using a price per share of $77.67, the closing market price of the Company’s common stock as quoted by NASDAQ on the date of grant. Assumptions used in the valuations are discussed in Note 6 to the Company’s audited consolidated financial statements for the year ended March 31, 2021, in the Annual Report on Form 10-K filed with the SEC on May 20, 2021.

(2)

The current non-employee directors each had 1,095 shares of restricted stock outstanding at March 31, 2021. The non-employee directors did not have any stock option awards outstanding at March 31, 2021.

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Corporate Responsibility, Culture & Compliance

Environmental, Social and Governance Matters

CSWI’s Environmental, Social, and Governance (ESG) strategy is based on our belief that long-term stockholder value, sustainable growth, and social responsibility are interrelated. Corporate responsibility lies at the heart of our culture and speaks directly to our core values of Integrity, Respect, Excellence, Stewardship, Citizenship, Accountability and Teamwork. Driven by our executive leadership team, sustainability influences how we operate our business, take care of our people, and serve our customers. Our ESG initiatives are aligned with and inform the long-term strategies of our operating companies and corporate center. Additionally, ESG-related enterprise risks and opportunities are identified and addressed through our strategic processes, helping further align our initiatives and strategy.

Our Board’s proactive engagement and oversight on ESG matters is demonstrated in the following ways:

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Our N&CG Committee has primary oversight responsibility for our ESG program.

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Our Board and its committees engage at least quarterly with our executive team members having responsibility to present and discuss various ESG topics. In the past year, management has presented to the Board and its committees on initiatives such as business continuity, environmental compliance, employee health and safety, gender pay equity, diversity and inclusion, and employee welfare programs.

•

Our Audit Committee and Board have direct engagement with ESG risk areas through our robust Enterprise Risk Management (“ERM”) program.

Commitment to Environmental Stewardship

We are committed to being good stewards of the environment. We demonstrate our commitment by actively working to reduce the environmental impact of our operations and by providing environmentally responsible products and services to our customers. Our products help protect and reduce emissions from industrial systems and mission-critical equipment; improve the energy efficiency and resource consumption of HVAC/R, plumbing, and electrical systems; and make commercial and residential buildings safer for occupants and their surrounding communities. Additionally, certain manufacturing facilities within our operating companies are ISO 14001 certified.

In the last year, we have made progress on many environment-focused initiatives, which have included:

•

Reducing overall energy consumption and increasing the amount of consumed electricity that is generated from renewable sources, such as solar and wind

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Reducing water consumption and wastewater generation

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Reducing the amount of scrap and non-recyclable waste generated by our operations by increasing the use of rework and recycled materials

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Reducing hazardous waste generation and improving hazardous waste handling and disposal

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Improving air quality by reducing VOC emissions

As we look forward, we are focused on making the environmental initiatives of our various operating companies more coordinated and standardized. This will help us provide more disclosure about these initiatives and align such disclosures with the SASB Industrial Machinery and Goods and Chemicals Reporting Standards.

Commitment to Our Employees and Communities

At CSWI, how we succeed matters. We live out our commitment to doing the right things the right way by first taking care of the health, safety, and wellbeing of our employees—our most valuable asset. We view this duty holistically and address it on multiple fronts, including through competitive total rewards compensation; comprehensive benefits and retirement plans, including employer-funded healthcare coverage and defined contribution benefit plans with profit sharing; health and safety training and programs; and training and development, including job skills and compliance training, leadership training, and advancement opportunities.

In fiscal 2021, we demonstrated our commitment to our employees in numerous ways, including:

•

Maintained full, performance-managed employment throughout the year, with no COVID-19-related furloughs or layoffs

•

Provided non-exempt employees full annual merit increases on our customary schedule

•

Provided enhanced programs focused on employee wellness, including paid leave for personal or family COVID-19 illness

•

Launched a CSWI-wide Diversity & Inclusion initiative

•

Reinvigorated our safety training programs, including the launch of an inaugural Safety Awareness Month with supplemental training

Demonstrating the effectiveness of our safety focus, our Total Recordable Incident Rate (“TRIR”) at the end of calendar 2020 was 3.2, and through the first three months of calendar 2021 (the end of our fiscal year), our TRIR was 1.9. These results represent meaningful improvements year over year.

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Notably, in fiscal 2021 we maintained our comprehensive and competitive retirement and benefit programs, despite the challenges presented by the COVID-19 pandemic. Since our inception, we have provided a 100% match of employee contributions up to 6% of compensation to our 401(k) plans, as well as an additional 7% to 11% of eligible compensation each year through profit sharing benefit programs, including our Employee Stock Ownership Plan, which strongly aligns our employees’ interests with those of our stockholders. This equates to 13% to 17% of each employee’s annual eligible compensation that we invest to help provide a safe, secure and dignified retirement for our people. Our commitment to our employees fostered income certainty throughout the past year, eliminating one source of vulnerability for our employees, while contributing positively to employee engagement levels, which we actively monitor.

Commitment to Sound Governance Practices

Sound governance practices are foundational to any high performing organization. We believe the principles and policies described throughout this proxy statement clearly demonstrate our commitment to thoughtful, value-focused governance that helps us effectively manage our enterprise risks and ultimately preserve and create stockholder value.

Our ERM program, which is overseen by our Audit Committee, supports our efforts in this area. Since our inception, our ERM program has begun with an annual risk assessment survey. Near the end of each calendar year, approximately 30 key leaders across our organization receive a focused questionnaire that they use to provide feedback on a universe of enterprise risks covering six distinct risk categories: Strategic; Financial; Legal & Compliance; Operational; IT & Systems; and Talent Management.

In the survey, each risk is evaluated on impact, likelihood of occurrence, and controls effectiveness. The survey results are compiled and calibrated, which produces a prioritized list of inherent and residual enterprise risks. Once these enterprise risk priorities are established, a “dashboard” for each risk is developed that identifies the risk owner, what we are doing to prevent or mitigate the risk, how we can improve our prevention or mitigation efforts, and key risk indicators. This process is completed in our first fiscal quarter of the year, which enables the annual ERM program results to inform and be incorporated into our strategic planning efforts.

Integrity and Ethics

Our core values form the foundation for our decentralized, entrepreneurial culture, and our Code of Business Conduct represents our shared commitment to living out these core values with the highest level of ethical conduct. All our employees across the globe, including our executive officers, are required to abide by our Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct covers many topics, including conflicts of interest, anticorruption, financial reporting, confidentiality, insider trading, antitrust and competition law, cybersecurity and information security, appropriate use of social media, and respect in the workplace. All employees receive on-line and in-person training on all topics addressed in our Code of Business Conduct every year, and they are required to certify that they will comply with the Code.

Employees are required to report any conduct that they believe in good faith violates our Code of Business Conduct. Through our Ethics Hotline, the Audit Committee has adopted procedures to receive and address complaints related to accounting policy, internal controls, auditing matters or fraud, and to enable the confidential and anonymous submission by employees or others of concerns relating to questionable accounting or auditing matters. Information on how to submit any such communications through our Ethics Hotline is on the Company’s website at www.cswindustrials.com under the “Investors — Corporate Governance” caption, and also is available through cswindustrials.ethicspoint.com. Our Senior Vice President and General Counsel, who serves as our chief compliance officer, reports directly to the Audit Committee on compliance matters, and periodically updates the Audit Committee on compliance with the Company’s Code of Business Conduct, including the overall effectiveness of the Company’s compliance program.

Our integrity and compliance program also includes, among other elements, a Supplier Code of Business Conduct that extends to our operating companies’ global supply chains. The Supplier Code of Business Conduct reinforces our expectation that suppliers will live up to our high standards of integrity and compliance, including our policies regarding Conflict Minerals, Human Trafficking, and Environmental, Health and Safety. Suppliers are monitored according to these standards, and if found to be deficient, are issued a corrective action plan or are replaced.

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Certain Relationships and Related Transactions

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the N&CG Committee reviews transactions subject to the policy and determines whether to approve or ratify those transactions. In doing so, the N&CG Committee takes into account, among other factors it deems appropriate, whether a transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chairman of the N&CG Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chairman is provided to the full N&CG Committee for its review in connection with each regularly scheduled N&CG Committee meeting.

The N&CG Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies in which a related person’s only relationship is as an employee, director or less-than-10% beneficial owner if the amount of business falls below the thresholds in NASDAQ’s listing standards and the Company’s director independence standards; and

•

charitable contributions, grants or endowments to a charitable organization where a related person is an employee if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual receipts.

The N&CG Committee was not requested to and did not approve any transactions required to be reported under applicable SEC rules in fiscal 2021.

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Executive Officers

The following sets forth information about the Company’s executive officers. Information for Mr. Armes, who is both Chairman of the Board and an executive officer of the Company, is presented above under “Board of Directors—Biographical Information—Nominees to Serve a Term Expiring at the 2022 Annual Meeting of Stockholders.”

Name	Age	Year Joined CSWI	Position With the Company	In Position Since
Joseph B. Armes	59	2015	Chairman, CEO & President	2015
James E. Perry	50	2020	Executive VP, CFO	2020
Donal J. Sullivan	58	2015	Executive VP & GM, Industrial Products	2020
Luke E. Alverson	43	2016	Senior VP, General Counsel and Secretary	2016

James E. Perry has served as Executive Vice President and Chief Financial Officer since June 2020. From 2004 through May 2020, Mr. Perry served in senior financial leadership roles with Trinity Industries, a publicly held, diversified industrial company, including serving as Chief Financial Officer from May 2010 to February 2019. From 2001 to 2004, Mr. Perry served in senior financial leadership roles at RMH Teleservices, a telemarketing and customer service company, including serving as Chief Financial Officer. Mr. Perry began his career at JP Morgan Chase & Co. in the investment banking division, and he also served in a consulting group within Ernst & Young LLP.

Donal J. Sullivan has served as Executive Vice President & General Manager, Industrial Products since May 2020, and previously served as Senior Vice President & General Manager, Industrial Products from January 2016, and was appointed as an executive officer of the Company in March 2019. From May 2015 to January 2016, Mr. Sullivan was the Chief Operating Officer for RectorSeal, one of the Company’s operating subsidiaries. From October 2010 to April 2015, he served as Division President of Goodman Global, a member of the Daikin Group, a leading global HVAC manufacturer. Prior to 2005, Mr. Sullivan held a variety of management positions at Carrier Corporation, a leading heating, air-conditioning and refrigeration solutions company, including sales, product management and general management.

Luke E. Alverson has served as Senior Vice President, General Counsel and Secretary since February 2016. From May 2008 to February 2016, he held roles of increasing responsibility with Flowserve Corporation, a leading global manufacturer of fluid motion control products and provider of related services, serving most recently as Vice President, Corporate Legal Services and Assistant Secretary. Prior to 2008, Mr. Alverson was associated with the law firms of Vinson & Elkins, LLP in Dallas, Texas, and Hallett & Perrin, P.C., in Dallas, Texas.

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Proposal Two:
Advisory Vote on Executive Compensation

The Board is providing stockholders the opportunity to cast an advisory vote on the compensation of our Named Executive Officers pursuant to Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers. We currently hold annual “Say on Pay” votes.

The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. This Say on Pay vote is advisory, meaning that it is not binding on the Compensation Committee or the Board. This vote will not affect any compensation already paid or awarded to any Named Executive Officer, nor will it change any decisions the Board has made. Nonetheless, the Compensation Committee and the Board will review and carefully consider the outcome of this advisory vote when making future decisions regarding our executive compensation programs and policies.

We design our executive compensation programs to implement our core objectives of attracting and retaining key leaders, rewarding current performance, driving future performance, and aligning the long-term interests of our executives with those of our stockholders. Stockholders are encouraged to read the Compensation Discussion & Analysis (“CD&A”) section of this proxy statement, including the “Executive Summary.” In the CD&A, we describe our compensation programs, including the underlying philosophy and strategy, the individual elements of compensation, and how our compensation plans are administered. We also describe how the Compensation Committee continues to evolve our executive compensation program based on stockholder feedback.

We believe stockholders should consider the following financial performance data and compensation design elements when voting on this proposal:

•

Concerning our annual incentive plan, the consolidated operating income performance metric was 126.5% of plan, resulting in a payout of 152.8% of target for that metric, and the operating cash flow performance metric was 154.4% of plan, resulting in a payout of 150.0% of target for that metric. Combined, this resulted in a weighted average financial performance metric payout of 152% of target for the consolidated CSWI metrics.

•

On average, the Named Executive Officers had 72.2% (or 80.4% in the case of the CEO) of their target pay “at risk,” or dependent upon both Company and individual performance.

•

Maximum payout levels for the annual cash incentive award are capped at 200% of target, with formulaic positive or negative adjustment for financial and individual performance, and the performance share award payouts are capped at 200% of target. These caps moderate total compensation amounts and reduce the incentive to engage in unnecessarily risky behavior.

•

The annual cash incentive award and the performance share award have threshold performance requirements, ensuring that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved.

•

Our officers are subject to stock ownership guidelines, which further encourage a long-term focus on sustainable performance and align our officers’ interests with those of our stockholders.

•

Our officers are prohibited from pledging Company stock or engaging in transactions designed to hedge the value of the Company’s stock.

•

Our officers, along with all of our U.S. employees, participate in our Employee Stock Ownership Plan, through which over 4% of our Company is owned by our employees, serving to align our collective interests.

•

The Company does not provide perquisites to executive officers, other than those generally provided to all employees.

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices promoting our core objectives. Further, the Board and the Compensation Committee took into account the results of the 2020 Say on Pay vote and other stockholder feedback and continued to evaluate the Company’s compensation practices for fiscal 2021. For additional information, see “— Executive Summary — Executive Compensation Program Changes for Fiscal 2021” within the CD&A on page 32.

This analysis and consideration also supported the Board’s decision to provide Mr. Armes with a special equity grant in early fiscal 2022 focused on retaining Mr. Armes through retirement and ensuring successful succession planning practices for the Chief Executive Officer role. This long-term incentive award will be included in the summary compensation table in the proxy statement for the 2022 annual meeting of stockholders. For additional information, see “— Retention and Succession Arrangement with Mr. Armes” within the CD&A on page 46.

Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the CSW Industrials, Inc. stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the section of this Proxy Statement entitled ‘Executive Compensation.’”

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Required Vote and Recommendation

Approval of this proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” this proposal unless you instruct otherwise or you withhold authority to vote. For more information, see “General Voting and Meeting Information—Voting—Counting of Votes.”

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. However, our Compensation & Talent Development Committee considers the results of the vote in evaluating our executive compensation program.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THIS ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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Executive Compensation

Compensation & Talent Development Committee Report

The Compensation Committee is currently made up of four independent directors: Linda Livingstone (Chair), Michael Gambrell, William Quinn and Kent Sweezey.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended March 31, 2021.

Linda Livingstone, Chair
Michael Gambrell
William Quinn
Kent Sweezey

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Compensation Discussion and Analysis

Table of Contents

Compensation & Talent Development Committee Report	27
Executive Summary	28
Executive Compensation Program Changes for Fiscal 2021	32
Executive Compensation Program Principles	33
Elements of the Executive Compensation Program	36
Overview	36
Base Salary	37
Annual Incentive Program	37
Long-Term Equity Incentives	41
Special Awards	43
Additional Executive Compensation Information	43
Executive Compensation Program Changes for Fiscal 2022	46
Annual Executive Compensation Program Review and Compensation Risk	47

Executive Summary

Introduction

This Compensation Discussion and Analysis (“CD&A”) contains an overview and analysis of our executive compensation program and policies and the material compensation decisions we have made for the executive officers named in the “Summary Compensation Table” on page 48. We refer to this group of executive officers collectively as our “Named Executive Officers” throughout this document. During fiscal 2021, our Named Executive Officers were:

Joseph B. Armes	Chairman, Chief Executive Officer (“CEO”) and President (principal executive officer)
James E. Perry	Executive Vice President and Chief Financial Officer (“CFO”) (principal financial officer)
Donal J. Sullivan	Executive Vice President and General Manager, Industrial Products
Craig J. Foster	Former Senior Vice President and General Manager, Specialty Chemicals(1)
Luke E. Alverson	Senior Vice President, General Counsel & Secretary
Gregg W. Branning	Former Executive Vice President and CFO(2)
(1) Mr. Foster’s employment with the Company ended in May 2021, after fiscal year end. (2) Mr. Branning’s employment with the Company ended in May 2020.

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Fiscal 2020 Executive Compensation Vote

At last year’s annual meeting, we conducted an advisory vote to approve our Named Executive Officers’ compensation for fiscal 2020. A significant majority (95.6%) of the votes cast in the executive compensation vote were voted in favor of the compensation of our Named Executive Officers. While the Say on Pay vote is nonbinding, the Compensation Committee believes this level of approval indicates that our stockholders strongly support our executive compensation program and policies and the material compensation decisions made for executive officers. The Compensation Committee will consider the results of this year’s say-on-pay proposal, as well as continuing feedback from our stockholders, when evaluating future executive compensation decisions.

Fiscal 2021 Financial Results and Other Achievements

Fiscal 2021 began with the opportunity to continue building momentum on our outstanding fiscal 2020 performance. However, global events, including the COVID-19 pandemic and resulting economic crisis, challenged the executive team in multiple unprecedented ways. Despite these challenges, Mr. Armes and the CSWI executive team led the Company well, successfully adapting to rapidly changing business, economic, and social conditions, completing the Company’s largest acquisition to date, and, ultimately, delivering impressive financial results.

The following highlights our consolidated financial results achieved in fiscal 2021 (comparisons to fiscal 2020).

Additionally, the Company achieved or completed the following in fiscal 2021:

•

Completed the $360 million acquisition of TRUaire

•

Just after year end formed a joint venture with Shell/Pennzoil Quaker State to drive organic growth for greases and lubricants

•

Maintained full, performance-managed employment throughout the year, with no COVID-19-related furloughs or layoffs

•

Maintained our comprehensive and competitive retirement and benefit plans

•

Launched a Company-wide ESG program

•

Launched a Company-wide Diversity & Inclusion initiative

•

Advanced our health and safety program, including completing an inaugural Safety Awareness Month, resulting in meaningful decreases in our TRIR

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Pay for Performance Alignment and “At Risk” Pay

The following charts illustrate the relationship between our Company performance and CEO pay.

Revenue
(in millions)

2021
$419.2
2020
$385.9
2019
$350.1

Adjusted Operating Income
(in millions)

2021
$72.8
2020
$66.4
2019
$58.6

Operating Cash Flow
(in millions)

2021
$66.2
2020
$71.4
2019
$68.1

Total Shareholder Return

%
250
200
150
100
50
0
-50
2018
2019
2020
2021
204.0%
51.1%
37.9%
CSWI
Russell 2000
Custom Peer Group

CEO Total Compensation

$4.5M
$4.0M
$3.5M
$3.0M
$2.5M
$2.0M
$1.5M
$1.0M
$0.5M
$0.0M
$3.6M
$3.8M
$3.6M
2019
2020
2021
Base Salary
Annual Incentive
Stock Awards
All Other

As discussed in more detail under “—Elements of the Executive Compensation Program—Annual Incentive Program,” our Named Executive Officers are eligible to receive a cash incentive payment based upon the Company’s annual financial performance against pre-established goals. Based on our fiscal 2021 results, the Company achieved 126.5% of our aggregate quarterly Operating Income goals and achieved 154.4% of our annual Operating Cash Flow goal.

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As discussed in more detail under “—Elements of the Executive Compensation Program—Long Term Incentives,” our Named Executive Officers, as well as other Company employees, are eligible to receive equity awards that vest based upon the Company’s financial performance against pre-established goals. For the April 1, 2018 to March 31, 2021 performance period, our Named Executive Officers at the time received performance shares that vested based on the Company’s TSR compared to the TSR of the Russell 2000 Index’s members. When measured as prescribed in our performance share awards, the Company achieved a TSR of 190.8% for this performance period, which ranked 169th among the 2,023 members of the Russell 2000 Index, or the 92nd percentile, vesting these performance shares at 200% of target as shown in the chart to the right. This result is consistent with our emphasis on long-term stockholder value creation and the achievement of benchmarked performance goals, which are described in more detail throughout this CD&A.

As shown below, for fiscal 2021, our CEO had 80.4% of his target pay “at risk,” or dependent upon the Company’s and his individual performance, and our other Named Executive Officers had on average 66.2% of their target pay “at risk.”

2018-2021 Performance Share Awards

Compensation Objectives

The Compensation Committee has designed our executive compensation program to support CSWI’s growth strategy. Our key executive compensation objectives are:

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In furtherance of these objectives, the Compensation Committee maintains a thoughtful approach to our executive compensation program design and governance practices. The below table summarizes these practices.

What We Do	What We Don’t Do
Promote a strong pay for performance plan design	No hedging, pledging, or short sales of stock permitted
Regularly benchmark executive compensation against peers of comparable size, complexity, and industry	No change in control excise tax gross-ups
Maintain meaningful stock ownership guidelines for our directors and executive officers	No option repricing without stockholder approval
Have double trigger requirements on cash payments following a change in control	No perquisites offered, other than those generally provided to all employees
Conduct an annual compensation risk review	No dividends paid and no voting rights on unvested performance-based equity awards
Provide reasonable and standardized benefits upon severance or change in control	No duplication of metrics in annual and long-term incentive plans
Engage an independent compensation consultant	No supplemental executive retirement plans
Maintain an incentive compensation “clawback” policy

Executive Compensation Program Changes for Fiscal 2021

The Compensation Committee is committed to continuously evaluating our executive compensation program, with a focus on the best interests of our stockholders and the Company and sound compensation practices, consistent with our compensation philosophy. The global outbreak of COVID-19 in March 2020 presented unique challenges to our executive compensation program evaluation for fiscal 2021. COVID-19 created a sharp recessionary environment in the U.S. and around the globe, leading to projected and actual declines in demand in many end markets we serve. The substantial decline of and volatility in oil prices that occurred at that same time magnified these effects. Finally, as our fiscal year ends on March 31, these 2020 events occurred at the same time our Board of Directors and management team would normally set our operating budget for fiscal 2021.

In May 2020, our Compensation Committee met to review and approve our executive compensation program for fiscal 2021. At the same time, and in response to existing market uncertainty and rapidly changing conditions within our end markets, our Board of Directors elected to set our operating budget for fiscal 2021 and review management’s performance against the budget on a quarterly, rather than annual, basis. At that point, we were aware that the significant uncertainty caused directly and indirectly by the COVID-19 pandemic led many companies to revise previously established annual budgets, withdraw guidance, and recast financial metric targets within incentive compensation plans.

The Compensation Committee evaluated all elements of our compensation program for fiscal 2021, in consultation with management and Longnecker & Associates, the Compensation Committee’s independent compensation consultants (“Longnecker”). As a result of this evaluation, the Compensation Committee confirmed all existing elements and design characteristics of our executive compensation program, with three temporary modifications:

1)

Compensation for executive officers, as well as other salaried employees, was frozen at fiscal 2020 levels. This was a prudent, cautionary measure taken to mitigate expenses in light of highly uncertain market conditions in early fiscal 2021. The Compensation Committee reserved the ability to evaluate Company performance and market conditions and modify salaries and other compensation elements as appropriate, but ultimately no other changes were made to base salaries during fiscal 2021.

2)

The Annual Incentive Plan was temporarily modified to set quarterly (rather than annual) targets for our Operating Income financial metrics. This approach aligned with the Board’s decision to set the Company’s fiscal 2021 operating budget on a quarterly basis. Quarterly target setting and measurement both moderated AIP payout results and provided a nimble framework to address highly dynamic market conditions while maintaining objectivity over target setting and performance evaluations. Setting quarterly targets also reduced the risk that we would need to recast targets or adjust operating income results, either during or at the end of the fiscal year.

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3)

Calculated payout percentages for annually-determined Annual Incentive Plan metrics were reduced by 25%. Recognizing the limited visibility management and the Compensation Committee had regarding market conditions, as well as the acute challenge of setting appropriately challenging, yet achievable, financial metric targets in fiscal 2021, the Compensation Committee applied a 75% limit on the calculated AIP payout percentages for the consolidated operating cash flow and business unit working capital turns financial metrics. This served to reduce calculated AIP payouts for these financial metrics by 25%, providing an effective cap of 150% on the customary 0% to 200% payout range. This limitation addressed the risk that the annual targets would be set too conservatively in the face of limited market visibility, and therefore helped mitigate potential expenses and the risk of oversized AIP payments on an actual and relative basis.

As fiscal 2021 progressed, management presented to our Board proposed quarterly budgets for the Company near the beginning of each fiscal quarter that informed the quarterly operating income targets set for the Annual Incentive Plan. In turn, the Board reviewed management’s performance against the quarterly budgets, and the Compensation Committee measured such performance against the Annual Incentive Plan’s targets. This information was then used in the context of current and forecasted market conditions to establish operating income targets for subsequent quarters.

Throughout the year, the Compensation Committee continued to adhere to the stated elements of our compensation philosophy, including ensuring that performance targets for all financial metrics used in our Annual Incentive Plan were set at definitive, challenging and objective levels that require significant effort and achievement by our Named Executive Officers for a payout to occur. The results of the fiscal 2021 Annual Incentive Plan are discussed in additional detail throughout this CD&A.

Executive Compensation Program Principles

Our key compensation objectives are to align the long-term interests of our executives with those of our stockholders, reward current performance, drive future performance and attract and retain key leaders. While the individual compensation elements may differ, the design of the executive compensation program is based on the same objectives as the compensation programs provided to all Company employees. The Compensation Committee has established the following principles, which are meant to accomplish these compensation objectives and guide the design and administration of specific programs for our Named Executive Officers.

Compensation Should be Primarily Performance-Based, With a Majority “At Risk”

The Compensation Committee believes that a significant portion of our executives’ total compensation should be “at risk” to ensure a strong correlation between executive pay and Company and individual performance. The Compensation Committee also believes the proportion of an executive’s total compensation that is “at risk” should increase in line with the scope and level of the executive’s business responsibilities. To accomplish this, we use a variety of targeted, performance-based compensation programs that promote our annual operating budget and long-term business strategy, build long-term stockholder value, and discourage excessive risk-taking.

For fiscal 2021, 72.2% (on average) of total target compensation for the Named Executive Officers was dependent upon our stock price, our financial performance, and individual performance. The Compensation Committee believes that the CEO’s “at risk” compensation should be a higher percentage compared to the other Named Executive Officers considering the CEO position’s strategic focus and leadership responsibilities. The following table shows the percentage of each Named Executive Officer’s total target compensation for fiscal 2021 that was “at risk” under the program.

Percent of Fiscal 2021 Target Pay “At Risk”(1)

(1)

Calculated by dividing (i) the sum of the annual incentive opportunity and target long-term incentive opportunity by (ii) the sum of the annual incentive opportunity, target long-term incentive opportunity and base salary.

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Performance-Based Incentive Compensation Should Have External Benchmarks

The Compensation Committee believes that the use of internal performance metrics alone does not create a full picture of Company performance. Accordingly, the performance-based element of our executive compensation program emphasizes and evaluates the Company’s performance relative to an external benchmark.

Since April 2017, our performance share awards have used the Russell 2000 Index, which includes CSWI, as the external benchmark. Using an external benchmark shows, on a comparative basis, how well we deliver results that build long-term stockholder value, which in turn allows us to better establish performance expectations. The Compensation Committee believes the use of the Russell 2000 Index for performance share award TSR benchmarking is objective and transparent to investors. The Compensation Committee also believes the use of a broad index is appropriate because of the diversified nature of the Company’s businesses.

Compensation Levels Should be Market-Competitive

The Compensation Committee reviews relevant market compensation survey data to evaluate the market competitiveness of our executive compensation program. This furthers the goals of attracting and retaining top executive talent. The Compensation Committee uses survey data provided by Longnecker, which consists of compensation data for comparable executive positions within a group of comparable industrial products and specialty chemicals companies, as well as compensation data from the broader market. The Compensation Committee recognizes that potential qualified candidates for executive roles, as well as market opportunities for our current executives, are not limited to companies in our industry sectors.

The group of companies used by Longnecker for purposes of evaluating executive compensation data in fiscal 2021 is shown below.

Fiscal 2021 Compensation Peer Group

CIRCOR International, Inc. Columbus McKinnon Corp. CTS Corporation ESCO Technologies Inc. FutureFuel Corp. GCP Applied Tech. Inc.* Hawkins, Inc.	Innospec Inc.* Lydall, Inc NN, Inc. Quaker Chemical Corp.* Standex International Corp. Tredegar Corporation TriMas Corporation
* New for fiscal 2021

This comparator group was selected using a two-step process that applies objective criteria and financial parameters. For the objective criteria, a list of potential comparator companies was compiled by referring to industrial classifications that include industrial machinery, manufacturing and/or specialty chemicals; public operating companies traded on a U.S. exchange; and geographic locations in the U.S. with international operations. After this list of potential comparator companies was identified, a financial metric filter was applied using revenues, assets, market capitalization, enterprise value, net income and EBITDA, along with gross and operating margin profiles. Companies that did not have at least a majority of these financial metrics falling within 0.5x and 3.0x of the Company’s metrics were excluded. This process produced the list of companies identified above.

The Compensation Committee uses the survey data from Longnecker and the broader market to benchmark our executives’ base salary, annual bonus opportunities, total target cash compensation, long-term incentive compensation and total target compensation, ensuring alignment with the Company’s compensation philosophy, practices and policies.

Base salaries, target annual incentive opportunities and target long-term incentive opportunities for our executives are generally set using the 50th percentile of benchmarked compensation data as a reference point. This approach helps the Compensation Committee balance a performance-focused structure with the Company’s interests in maintaining market-competitive target and realized compensation. Actual realized compensation varies and is determined by performance against these pre-established measures and objectives.

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Incentive Compensation Should Balance Short-Term and Long-Term Performance

The Compensation Committee believes that executive compensation should be linked to building long-term stockholder value while remaining consistent with our business objectives. Our executive compensation program addresses this by including long-term, equity-based incentives that help tie realized compensation to the performance of the Company’s common stock. We also maintain stock ownership guidelines for our executives. In fiscal 2021, our long-term incentive awards for the Named Executive Officers were equally weighted between:

•

performance shares, which generally vest, if at all, at the expiration of a three-year performance period based on the Company’s TSR performance compared to an objective, external benchmark; and

•

restricted stock, which vests ratably over time.

The Compensation Committee believes this incentive mix appropriately encourages long-term equity ownership, promotes a balance between stock-based and financial-based achievements, and aligns the interests of the Named Executive Officers with the Company’s risk profile and the interests of our stockholders. The Company does not currently grant stock options as part of its executive compensation program.

The Compensation Committee also recognizes that, while stock prices generally correlate to corporate performance over the long term, other factors may significantly affect stock prices at any point in time. These factors include general economic conditions, industry business cycles, and varying attitudes among investors toward the stock market in general and toward specific industries and/or companies. The influence of these factors makes performance of the Company’s common stock alone an incomplete measure of the Company’s performance. Accordingly, the base salary and Annual Incentive Plan (“AIP”) components of our executive compensation program emphasize short-term corporate performance, as well as the realization of defined business and financial objectives.

The Compensation Committee also believes that the way in which executive officers accomplish objectives is important to the Company’s culture and relevant to long-term performance. Purely formulaic incentive plans do not account for qualitative assessments and can work against the Company’s and stockholders’ best interests. Accordingly, the Compensation Committee has retained an element of discretion to adjust executive compensation to reflect individual, qualitative performance.

The Executive Compensation Program Should be Regularly Reviewed for Effectiveness

At the first regular Compensation Committee meeting following our fiscal year-end, the Compensation Committee conducts a comprehensive review of all components of our executive compensation program. This review is done with the assistance of Longnecker and influenced by feedback from our stockholders, and it considers evolving market practices in the general industry, external regulatory requirements, the competitive market for executives, our business objectives and our executive compensation philosophy. In conducting its review, the Compensation Committee reviews information related to each executive officer’s income and benefits, including base salary, target incentives and retirement, and health and welfare benefits.

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Elements of the Executive Compensation Program

Overview

The primary elements of the Company’s executive compensation program in fiscal 2021 are shown in the following table and are discussed in detail below.

Element	Form	Compensation Objective Addressed	Description & Rationale
Base Salary	Cash	Reward Current Performance	Fixed cash compensation based on responsibilities of the position and market benchmarks Provides a base level of market-competitive fixed compensation
Attract and Retain
Annual Incentive	Performance Cash Award	Stockholder Alignment	Annual cash incentive tied to achievement of short-term, predetermined performance metrics that align with the Company’s strategy Payment ranges from 0% to 200% of target award
Reward Current Performance
Attract and Retain
Long-Term Equity Incentive	Performance Shares	Stockholder Alignment

Cliff vest at end of a three-year period at 0% to 200% of award value based on TSR performance against the Russell 2000 Index

No voting rights and not eligible to receive dividends (if any) until vesting

Drive Future Performance
Attract and Retain

	Restricted Stock	Stockholder Alignment	Vests ratably over a three-year period Has voting rights and is eligible to receive dividends (if any) from date of grant
Drive Future Performance
Attract and Retain

Other	Health, Welfare and Retirement Programs	Attract and Retain

Executives participate in the same benefit programs offered to other salaried U.S. employees, including:

•

Employee Stock Ownership Plan, through which over 4% of our Company is owned by our employees, aligning our collective interests

•

Qualified 401(k) Plan

	Severance Benefits	Stockholder Alignment

Standardized benefits for executive officers in the event of termination without cause by the Company or for good reason by the executive

Provides stockholders with predictability if an executive departs and provides protection for executives to pursue stockholder value-enhancing opportunities

Attract and Retain
	Change-in-Control Benefits	Stockholder Alignment	Standardized “double trigger” severance benefits for executive officers in the event of termination following a change in control
Attract and Retain
	Other Benefits		No perquisites offered, other than those generally provided to all employees

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The Compensation Committee’s process of reviewing the executive compensation program and setting compensation levels for our Named Executive Officers involves several steps. During the first quarter of each fiscal year, the Compensation Committee reviews each Named Executive Officer’s total compensation. The Compensation Committee members also meet regularly with the Named Executive Officers at various times during the year, both formally within Board meetings and informally outside of Board meetings, allowing the Compensation Committee to assess directly each Named Executive Officer’s performance.

In setting the CEO’s compensation, the Compensation Committee considers the results of the Board’s review of the CEO’s performance with all independent Board members. This process includes the independent Board members individually and collectively presenting their assessment, and the CEO providing his assessment, of his performance.

In addition, the CEO annually presents an evaluation of each other Named Executive Officer to the Compensation Committee, which includes a review of each officer’s contributions and performance over the past year, strengths, weaknesses, development plans, and succession potential, as well as compensation recommendations for the Compensation Committee’s consideration. Following this presentation and a benchmarking review for pay, the Compensation Committee makes its own assessments and determines compensation amounts for each other Named Executive Officer as described below.

Base Salary

During the first quarter of each fiscal year, the Compensation Committee reviews and establishes the base salaries of the Named Executive Officers. The Compensation Committee generally uses the 50th percentile of base salary market data provided by Longnecker as a reference point for the Company’s various executive positions. For each Named Executive Officer, the Compensation Committee considers the scope of responsibilities, experience, and individual performance and then balances these factors against competitive salary practices, including internal pay equity. The Compensation Committee does not assign any relative or specific weights to these factors.

In fiscal 2021, the Named Executive Officers’ base salaries were frozen at fiscal 2020 levels as a prudent, cautionary measure in light of the COVID-19 pandemic and the resulting economic crisis and disruption of market conditions. Any future base salary adjustments will be evaluated relative to incentive compensation targets to ensure total target compensation and “at risk” pay remains consistent with our philosophy. The Named Executive Officers’ annual base salaries for fiscal 2021 were established as shown in the following table:

Named Executive Officer	Fiscal 2021 Annual Base Salary	Fiscal 2021 Base Salary Increase %
Joseph B. Armes	$580,672	0.0%
James E. Perry	$360,000	‒
Donal J. Sullivan	$366,593	0.0%
Craig J. Foster	$331,660	0.0%
Luke E. Alverson	$299,601	0.0%

Mr. Armes’ base salary and other compensation components in fiscal 2021 are discussed below in further detail under “—Additional Executive Compensation Information—Chief Executive Officer Compensation in 2021.”

Annual Incentive Program

During the first quarter of each year, the Compensation Committee has traditionally established an annual cash incentive opportunity for each Named Executive Officer under the Company’s AIP. At that time, the Compensation Committee also approves the overall Company performance measures for the fiscal year.

Setting the AIP Target Opportunity

In May 2020, the Compensation Committee established annual cash incentive opportunities under the AIP for the Named Executive Officers, which were expressed as a percentage of base salary. The Compensation Committee sets these targets consistent with our stated executive compensation objectives and principles and in consultation with Longnecker. The Compensation Committee uses the 50th percentile of comparative market data as a reference point in setting AIP targets and total target cash compensation. Target annual incentive opportunities for the Named Executive Officers in fiscal 2021, which were unchanged from the target opportunities in fiscal 2020, are set forth below.

Named Executive Officer	Fiscal 2021 AIP Target $	Fiscal 2021 AIP Target % of Base Salary	Fiscal 2020 AIP Target % of Base Salary
Joseph B. Armes	$754,874	130%	130%
James E. Perry	$270,000	75%	‒
Donal J. Sullivan	$219,956	60%	60%
Craig J. Foster	$198,996	60%	60%
Luke E. Alverson	$164,781	55%	55%

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Setting the AIP Performance Measures

The Compensation Committee, working with management and Longnecker, evaluates and approves the Company’s AIP performance measures for each fiscal year. The Compensation Committee weights performance measures for each Named Executive Officer—even those who are responsible for business units—in proportions that ensure the majority of measured financial performance is based on the performance of the Company as a whole. We believe it is important for all Named Executive Officers’ to be primarily focused on setting the overall strategic direction of the Company and achieving overall Company results that are aligned with increased stockholder value.

The Compensation Committee also believes that AIP payouts should reflect individual, non-financial performance metrics. This serves to restrain the influence of objective factors on incentive pay, which can have detrimental effects on the Company and stockholders when overused. Importantly, non-formulaic metrics provide the Compensation Committee with discretion to adjust compensation upward or downward depending not only on what objectives and goals an executive accomplished in a given year, but also on how those objectives and goals were met. The Compensation Committee’s intent is to promote and reward only those behaviors that are consistent with our business objectives and core values.

The Company’s AIP performance measures established for fiscal 2021 were as follows:

Consolidated Operating Income	Consolidated Operating Cash Flow	Business Unit Operating Income	Business Unit Working Capital Turns	Individual Performance
Why we use it: Measures and supports both our revenue growth and operating efficiency performance, aligning our interests with the interests of our stockholders

Why we use it: Measures and supports our strategic objective of delivering strong cash flow from operations to fund growth and returns to stockholders, aligning our interests with the interests of our stockholders

Why we use it: Measures and supports both our revenue growth and operating efficiency objectives at the business unit/operating company level, which are in direct control of the executive

Why we use it: Measures our working capital efficiency in support of sales growth at the business unit/operating company level, which are in direct control of the executive, indirectly supporting operating cash flow

Why we use it: Emphasizes individual performance and qualitative achievement of goals to promote and reward behaviors consistent with our business objectives and core values
How we measure it: U.S. GAAP	How we measure it: U.S. GAAP (net cash provided by operating activity), net of deferred taxes	How we measure it: U.S. GAAP	How we measure it: Annual Revenues / Average Working Capital (i.e., current assets minus current liabilities)	How we measure it: Board and CEO assessment of individual performance against predetermined goals and objectives
Payout range: 0% — 200%	Payout range: 0% — 200%	Payout range: 0% — 200%	Payout range: 0% — 200%	Payout range: 0% — 200%

The Compensation Committee selected these performance metrics, with input from management, because they support the key strategies that we believe drive sustainable and profitable Company growth. For all financial metrics, the Compensation Committee may exercise its judgment, within parameters it establishes at the beginning of the year, about whether to exclude the effect of certain developments in measuring performance. These developments may include unanticipated changes in accounting principles or extraordinary, unusual or unplanned events, such as the effects of restructurings, impairments, reorganizations, acquisitions, or dispositions.

Measuring Performance and AIP Payout

When the Compensation Committee sets AIP performance metrics for a given year, it also establishes a payout range for all AIP awards, which determines the percentage of the target incentive to be paid for achieved results. The Company’s achievement of financial-based performance metrics is objective and calculated as appropriate. The payout percentages for each Named Executive Officer’s qualitative individual performance metrics are determined by the Compensation Committee based on its performance assessment, as discussed previously.

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Fiscal 2021 AIP Payout Scale and Performance Measurement

The fiscal 2021 payout range established for all AIP metrics was 0% to 200% of the target award opportunity, which was unchanged from fiscal 2020. The actual payout percentage is determined using a matrix that compares performance against the established performance targets for the year. Payouts for each of the financial metrics are calculated on a straight-line basis for performance between the applicable performance levels (“threshold,” “target,” and “maximum”).

In fiscal 2021, the Compensation Committee temporarily modified the AIP by setting quarterly, rather than annual, targets for our operating income financial metric. As previously discussed, this approach aligned with the Board’s decision to set the Company’s fiscal 2021 operating budget on a quarterly basis. It also provided a nimble framework to address highly dynamic market conditions while maintaining objective targets and performance evaluation, thereby reducing the potential for discretionary adjustments to targets and/or results either during or at the end of the fiscal year. Performance against the quarterly AIP targets was measured, and a payout percentage was calculated, for each quarter. The four quarterly payout percentages were simple averaged to arrive at the final AIP payout percentage for the full year, which resulted in a lower payout percentage than if performance had been measured annually.

Recognizing the limited visibility the Company had regarding market conditions and the acute difficulty of setting appropriately challenging financial targets, the Compensation Committee reduced the calculated AIP payout percentages for the consolidated operating cash flow and working capital turns financial metrics by 25%. This imposed an effective cap of 150% on the payout range for these annually-determined metrics in fiscal 2021. This limitation addressed the risk of annual targets being set too conservatively in the face of limited market visibility, and therefore mitigated expenses and the risk of oversized payouts on an actual and relative basis.

The following tables show, for each of the financial performance metrics, the percentage of the target award that is paid at different levels of Company performance, as well as the measured performance and percentage payout for fiscal 2021.

	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	FY2021 Measured Performance	FY2021 Percentage Payout
Consolidated Operating Income(1)	$38.9 million (75% of Target)	$51.9 million (100% of Target)	$64.9 million (125% of Target)	$65.6 million	152.8%(2)

(1)

Threshold, Target and Maximum amounts shown represent the aggregate of the four quarterly targets set throughout the year.

(2)

Calculated average performance against the four quarterly operating income targets (i.e., (150.0% + 200.0% + 175.0% + 86.8%) / 4)

In fiscal 2021, the Company delivered a total of $65.6 million of measured Operating Income. Consistent with our philosophy and historical approach with strategic transactions, this measured performance excludes $4.1 million of operating income generated by TRUaire from its December 15, 2020 acquisition date, as well as $7.8 million of one-time expenses associated with the acquisition. The measured performance also excludes $2.6 million of one-time expenses associated with the formation of the Shell and Whitmore Reliability Solutions joint venture. In total, this adjusted operating income result was 126.5% of the aggregated quarterly Operating Income targets of $51.9 million. If this metric had been measured annually, rather than quarterly, as in a customary year, the payout results would have been 200%.

	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	FY2021 Measured Performance	FY2021 Percentage Payout
Consolidated Operating Cash Flow	$36.0 million (80% of Target)	$45.0 million (100% of Target)	$51.8 million (115% of Target)	$69.5 million	150.0%(1)
(1) Calculated performance against the annual target (200.0%), reduced by 25%.

In fiscal 2021, the Company delivered a total of $69.5 million of Operating Cash Flow (net of deferred taxes), or 154.4% of the Operating Cash Flow plan of $45.0 million (net of deferred taxes). This result excludes $6.3 million of operating cash generated by TRUaire as well as a total of $7.8 million of cash used (net of tax benefit) to fund one-time expenses associated with the TRUaire acquisition and the formation of the Shell and Whitmore Reliability Solutions joint venture. The calculated performance against the Operating Cash Flow plan was 200%, which was then reduced by 25%, resulting in an approved AIP percentage payout of 150% for the Operating Cash Flow metric.

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	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	FY2021 Measured Performance	FY2021 Percentage Payout
Business Unit Operating Income	*	*	*	*	122.6%(1) 64.5%(2)
Business Unit Working Capital Turns	*	*	*	*	150.0%(1) 78.0%(2)

*

Not disclosed for competitive reasons as discussed below.

(1)

Represents Fiscal 2021 payout percentage for Mr. Sullivan, based on the blended results of the Company’s Industrial Products-focused operating companies.

(2)

Represents Fiscal 2021 payout percentage for Mr. Foster, based on the blended results of the Company’s Specialty Chemicals-focused operating companies.

The Company has chosen not to disclose the Threshold, Target, Maximum and Measured Performance data for the Business Unit Operating Income and Working Capital Turns metrics used for Mr. Sullivan and Mr. Foster. These metrics correspond to financial data that is not otherwise publicly disclosed and is used primarily to assess compensation for these two executive officers. The Company believes that disclosing such information would cause competitive harm to the Company without adding meaningfully to the understanding of its business. For the annually-determined Business Unit Working Capital Turns metric, we applied the same 25% reduction to the calculated payout percentages.

The Compensation Committee believes that all performance targets for all financial metrics used in our AIP are set at definitive, challenging, and objective levels that require significant effort and achievement by our Named Executive Officers for payout to occur. Despite the inherent challenges of establishing performance targets in fiscal 2021 due to the impact of COVID-19 and other factors, the Compensation Committee believes the AIP approach used in fiscal 2021 ensured these intentions were met.

While AIP results for any given year will vary, the Compensation Committee believes that appropriate performance target setting, when combined with strong Company and individual Named Executive Officer performance, should result in AIP financial metric payouts that average close to target levels over a five-year period. For additional context, the following table summarizes the Company’s actual financial metric payout percentages under the AIP over the last five years.

Historical AIP Payouts

Individual Performance

Based on its review of our Named Executive Officers’ individual and collective performance, the Compensation Committee approved varied discretionary individual performance payouts. In determining individual performance, the Compensation Committee considered pre-established individual performance goals and objectives for each Named Executive Officer, which addressed the following topics:

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Achievement of the Company’s and business units’ performance against key financial metrics, as applicable;

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Achievement of milestones to improve operational excellence and sustainability initiatives;

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Execution of identified key growth initiatives and development of strategic growth capabilities;

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Successful management of enterprise risks;

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Improvement in performance against key health and safety metrics; and

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Improvement in talent development, employee retention, and diversity and inclusion.

Additionally, the Compensation Committee considered the leadership acumen demonstrated by each Named Executive Officer in addressing the unique challenges of fiscal 2021, including the COVID-19 pandemic and resulting economic crisis, and the value ultimately created for the Company’s stockholders in fiscal 2021. The Compensation Committee also considered how each Named Executive Officer performed and delivered results in a manner consistent with our core values of Integrity, Respect, Excellence, Stewardship, Citizenship, Accountability and Teamwork.

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The payout percentages for the 25%-weighted individual performance metric for each Named Executive Officer is set forth in the final AIP payments table below.

	Target AIP Award	Consolidated Operating Income	Consolidated Operating Cash Flow	Business Unit Operating Income	Business Unit Working Capital Turns	Individual Performance	FY2021 AIP Award
Joseph B. Armes	$754,874	$692,068 (152.8% Payout)	$169,847 (150.0% Payout)	─	─	$338,085 (179.1% Payout)	$1,200,000 (159.0% Payout)
James E. Perry	$270,000	$247,536 (152.8% Payout)	$60,750 (150.0% Payout)	─	─	$91,714 (135.9% Payout)	$400,000 (148.1% Payout)
Donal J. Sullivan	$219,956	$117,632 (152.8% Payout)	$32,993 (150.0% Payout)	$53,933 (122.6% Payout)	$32,993 (150.0% Payout)	$109,978 (200.0% Payout)	$347,530 (158.0% Payout)
Craig J. Foster	$198,996	$106,423 (152.8% Payout)	$29,849 (150.0% Payout)	$25,670 (64.5% Payout)	$15,522 (78.0% Payout)	$0 (0% Payout)	$177,465 (89.2% Payout)
Luke E. Alverson	$164,781	$151,071 (152.8% Payout)	$37,076 (150.0% Payout)	─	─	$61,853 (150.1% Payout)	$250,000 (151.7% Payout)

The total AIP award earned by each Named Executive Officer for fiscal 2021 is reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

Long-Term Equity Incentives

Our long-term incentive plan (“LTIP”) rewards our Named Executive Officers for the Company’s performance over a period of more than one fiscal year. Our LTIP consists of two components: performance shares and restricted stock. In fiscal 2021, all Named Executive Officers received their long-term incentive awards in these forms. The Compensation Committee may also award one-time equity grants in its discretion from time to time based on performance or other factors.

Determining the Structure of LTIP Awards

As discussed above, the Compensation Committee believes that long-term incentive compensation is essential to retaining and motivating executives. The Compensation Committee further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view toward building long-term stockholder value. Based on these considerations and consistent with prior years, the Compensation Committee determined that for fiscal 2021, an equity award combination consisting of 50% in granted value of restricted stock, which vests ratably over a three-year period, and 50% in granted value of performance shares, which cliff vest at the end of a three-year period, would best serve the goals that the Compensation Committee sought to achieve.

The Compensation Committee has established a practice of annually approving and granting equity awards to LTIP participants at two points during the year. Restricted stock is granted on or about October 1 (the middle of our fiscal year), and performance shares are granted on or about April 1 (the beginning of our fiscal year). This difference in grant dates, and the possible difference in base salary levels at the time grant amounts are calculated (given the timing of annual salary adjustments), causes the actual award values of the restricted stock and performance shares to be slightly different. The material terms and conditions of these equity awards are determined under the provisions of our existing equity compensation plan, which is available on the Company’s website at www.cswindustrials.com under the caption “Investors — Financial Reports and Filings.”

Setting the LTIP Target Opportunity

Each year, the Compensation Committee establishes a target LTIP opportunity for each Named Executive Officer, which is expressed as a percentage of the executive’s base salary. The LTIP opportunities are set after the Compensation Committee has evaluated the Company’s operating results for the prior year and at the same time the Company is making its major compensation decisions for the current fiscal year. In determining the aggregate amount of total awards available for our executives, the Compensation Committee considers two things: the target dollar value of the long-term incentive awards, and the awards’ potential dilutive effect on the Company’s outstanding shares of common stock.

In setting the target dollar values, the Compensation Committee considers comparator group and broader market data provided by Longnecker, as previously described. We generally provide long-term incentive awards at target levels using the 50th percentile of benchmarked compensation data as a reference point to help achieve market-competitive levels of total target compensation.

Once the target dollar values are initially set, the Compensation Committee evaluates stockholder dilution based on equity compensation “burn rates,” which refers to the annual rate at which shares are awarded under our equity compensation plan compared to the Company’s outstanding shares of common stock. Generally, the Compensation Committee targets a Company-wide “burn rate” of 1.0% or less for each annual grant of long-term incentive awards for all Company

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employees. Our equity granting practices have stayed well within this target since program inception.

Based on the criteria described above, the Compensation Committee approved the target LTIP opportunities for the Named Executive Officers as set forth in the following table.

Named Executive Officer	2021 LTIP Target In $	2021 LTIP Target as % of Base Salary	2020 LTIP Target as % of Base Salary
Joseph B. Armes	$1,625,882	280%	280%
James E. Perry	$630,000	175%	‒
Donal J. Sullivan	$549,890	150%	100%
Craig J. Foster	$331,660	100%	100%
Luke E. Alverson	$299,983	100%	100%

In general, executive LTIP targets were unchanged from fiscal 2020. Mr. Sullivan’s LTIP target was increased from 100% to 150% in connection with his August 2020 promotion to Executive Vice President and based on competitive pay analysis, consistent with individual performance and our compensation philosophy.

The grant date fair value of the performance share and restricted stock awards granted to the Named Executive Officers during fiscal 2021, calculated in accordance with U.S. GAAP pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation — Stock Compensation,” are shown in the “Summary Compensation Table” under the “Stock Awards” column and the accompanying footnotes. The actual award values of the equity awards at grant differ from the “grant date fair value” disclosed in the Summary Compensation Table due to the required accounting methodology, as discussed in footnote 2. Additional information on the awards granted in fiscal 2021 is shown in the “2021 Grants of Plan-Based Awards” table.

Performance Share Awards

Performance shares are restricted shares that vest, if at all, based on the Company’s achievement of predetermined performance metrics, measured over a three-year performance period. Performance share awards in fiscal 2021 were based on TSR performance compared to the members of the FTSE Russell 2000 Index. This performance measure is consistent with prior years and supports the Company’s strategic objective of emphasizing growth in excess of market levels and aligning the interest of our executives with the Company’s stockholders. The Compensation Committee believes that these performance-based awards provide a strong incentive for our executives to achieve performance goals that advance our business strategies and build long-term stockholder value, and that they encourage executive retention.

These performance-based awards are subject to forfeiture if the executive’s employment is terminated by the Company for cause or by the executive without good reason before the end of the three-year performance period. Until vesting, holders of performance shares do not have voting rights. They also do not receive dividends but are entitled to receive dividend accrual units that vest, if at all, at the same percentage as the underlying award.

Before performance share awards are granted, the Compensation Committee establishes a vesting percentage range around each executive’s target long-term incentive opportunity allocated to the performance shares. This vesting percentage range has an established upper limit and a minimum below which no shares will vest, and it determines the number of performance shares that vest relative to the number of shares originally granted.

For fiscal 2021, the vesting percentage range established for performance shares was 0% to 200% of the award value, which was unchanged from fiscal 2020. The vesting of these awards will be calculated by determining the Company’s TSR percentile ranking among the Russell 2000 Index members, and then multiplying the number of performance shares granted by the applicable interpolated percentage of shares earned, as set forth in the following vesting matrix:

As noted in the above schedule, the Compensation Committee has imposed a limit on the number of shares that will vest if the Company’s TSR is negative for the applicable performance period. If the Company’s TSR is negative during the performance period, the maximum amount of performance shares that can vest is 100%, even if the Company’s TSR performs above the 50th percentile of the Russell 2000 Index.

For the fiscal 2021 performance share awards, the reported value shown in the “Summary Compensation Table” was computed based on the probable outcome of the performance conditions based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period, which was 126% of target, or $74.26 per share. This “grant date fair value” (i.e., 126% of the target amount) is reported in the “Summary Compensation Table” below for the Named Executive Officers’ performance shares. This reported amount is higher than the actual granted award value (i.e., 100% of the target amount) due to the accounting methodology for determining this amount, as discussed in footnote 2 to the table.

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Restricted Stock Awards

Our restricted stock awards vest ratably over a three-year period to deliver a meaningful long-term incentive that balances risk and potential reward. These awards help executives build ownership in the Company, aligning their interests with stockholders. These awards also serve as an effective incentive for our executive officers to remain with the Company and continue high levels of performance. The Compensation Committee considers restricted stock awards to be “at risk” compensation because no compensation is realized at grant, the awards are subject to forfeiture based on employment status, and their future value to the executive is directly determined by the Company’s stock price.

Restricted stock awards are only earned if the individual continues to be employed by the Company through the vesting date. Unvested restricted stock has voting rights and earns dividends, if any, on the same basis as the Company’s outstanding unrestricted common stock.

Special Awards

In fiscal 2021, we provided special compensation awards to certain executives in the following amounts:

Executive Officer	Special Award Details	Rationale
James E. Perry	2,500 Performance Shares	Sign-on award to help induce the executive to join our organization and provide a meaningful retention incentive
Donal J. Sullivan	$52,470	Additional cash bonus paid in recognition of exemplary performance in fiscal 2021 and leadership in consummating the TRUaire acquisition

Additional Executive Compensation Information

Anti-Hedging and Anti-Pledging

Under the Company’s Insider Trading Policy, which is available on our website at www.cswindustrials.com under the caption “Investors — Corporate Governance,” executives and other employees are prohibited from pledging stock, holding Company securities in a margin account, and engaging in transactions (such as trading in options, short sales, and sales “against the box”) designed to hedge against the value of the Company’s common stock.

Stock Ownership Guidelines

Our executive compensation program provides guidelines for executive ownership of Company common stock, expressed as a multiple of annual base salary. The Compensation Committee believes these guidelines encourage the alignment of executive and stockholder interests and promote the Company’s objective of building long-term stockholder value by requiring executives to build and maintain a meaningful stake in the Company.

The stock ownership guidelines are designed to encourage stock ownership at levels high enough to indicate management’s commitment to the Company and share value appreciation, while satisfying an individual executive’s prudent needs for investment diversification. The stock ownership guidelines are set by the Compensation Committee using competitive benchmarking data, and the guidelines are reviewed each year and updated as necessary. There were no changes to the stock ownership guidelines during fiscal 2021.

The Company’s current stock ownership guidelines for the Named Executive Officers and the number of shares needed to satisfy the guidelines are shown below.

Named Executive Officer	Ownership Guideline	Ownership Guideline at 3/31/2021 (# of Shares)(1)	Current Ownership (Share Equivalent & Multiple of Salary)(1)
Joseph B. Armes	6 x Annual Base Salary	25,558	152,897	35.6x
James E. Perry	3 x Annual Base Salary	7,923	9,382	3.5x
Donal J. Sullivan	3 x Annual Base Salary	8,068	24,854	9.2x
Craig J. Foster	3 x Annual Base Salary	7,299	18,429	7.5x
Luke E. Alverson	3 x Annual Base Salary	6,593	18,558	8.4x
(1) Based on a price per share of $135.00, the closing price of the Company’s stock on March 31, 2021.

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Executives are expected to meet the stock ownership guidelines within five years from the date the guidelines are first applicable. Recognizing the time required to achieve the ownership guidelines, the Compensation Committee approved an interim retention requirement. Specifically, executives who do not yet meet the applicable ownership requirement must retain at least 75% of the vested common stock they receive from equity awards granted from the time the ownership guidelines become applicable, net of any shares used or sold to pay applicable tax withholding. For fiscal 2021, all Named Executive Officers satisfied their ownership levels.

The Compensation Committee periodically reviews the stock ownership guidelines and annually monitors the executives’ progress toward meeting their target ownership levels. Shares held directly by an executive count toward satisfying the requirements, as do unvested restricted stock awards, but unvested performance-based equity awards do not. Additionally, the share equivalent of vested and unexercised stock options (net of exercise price) counts toward satisfying the stock ownership requirements.

Recoupment of Incentive Compensation Policy

The Company maintains a Recoupment of Incentive Compensation Policy (the “Recoupment Policy”), which reinforces our commitment to our business objectives and core values. Under the Recoupment Policy, the Compensation Committee can “claw back” from an executive certain incentive compensation paid in the past three years if the Company is required to restate its financial statements. If a restatement occurs, the Compensation Committee can require any executive to reimburse the Company when the amount of compensation received was greater than the amount the Compensation Committee believes was actually earned based on the restated financial results. The Recoupment Policy does not require any finding of fault or malfeasance on the part of an executive to support the Company’s demand for recoupment.

Legacy Pension Plans

In connection with our spin-off from Capital Southwest Corporation in September 2015 (the “Spin-Off”), the Company assumed administrative responsibility and liability for certain legacy pension plans and the associated benefits payable to participating employees. On January 1, 2015, the legacy pension plans were closed to new participants. At the Spin-Off, the Company froze the legacy pension plans, and future benefits to plan participants ceased to accrue as of that date. Mr. Armes is the only Named Executive Officer who accrued benefits under the legacy plans as part of his prior employment with Capital Southwest Corporation. In September 2019, the Company terminated the legacy pension plans.

The legacy pension plans included a qualified defined benefit, non-contributory retirement plan, as well as a restoration plan that provided benefits to the plan participants in the qualified plan to fulfill the intent of the qualified plan without regard to limitations under the Internal Revenue Code of 1986, as amended (the “Code”). The retirement benefits payable under the legacy pension plans depended on the participant’s years of service and their final average monthly compensation determined by averaging the five consecutive years of highest compensation prior to retirement. The amount of legacy pension plan benefits attributable to Mr. Armes as of March 31, 2021, and prior to the plan termination is shown in the “Pension Benefits” table below.

Other Benefits

As previously discussed, the Compensation Committee strives to make our executive compensation program primarily performance-based and, as such, does not provide perquisites for our executive officers other than benefits generally provided to all employees. Our executive compensation program from time to time may provide limited other benefits that the Compensation Committee determines to be competitive with the level of benefits offered by the companies with which we compete for executive talent. Any such benefits would serve to meet our stated objective of attracting and retaining executive talent. In addition, some benefits may, in the Compensation Committee’s view, be provided for the Company’s benefit, notwithstanding any personal benefit an executive may derive. No such other benefits were provided in fiscal 2021.

Chief Executive Officer Compensation in Fiscal 2021

The compensation of the CEO was set in a manner consistent with our compensation philosophy and the general compensation objectives and principles discussed above. In the interest of providing stockholders with a better understanding of Mr. Armes’ compensation for fiscal 2021, we are providing the following discussion and analysis.

Employment Agreement

On October 1, 2015, the Company entered into an employment agreement with Mr. Armes. The employment agreement provides that Mr. Armes will serve as Chief Executive Officer of the Company and that the Board will nominate Mr. Armes for election to the Board during the term of the agreement. The employment agreement had an initial term of two years, but the term automatically extends for additional one-year periods unless Mr. Armes’ employment is terminated as provided in the employment agreement.

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Base Salary and Incentive Opportunities

Base Salary

During fiscal 2021, Mr. Armes’ base salary, along with the base salaries of all the other Named Executive Officers, was maintained at fiscal 2020 levels. This was a prudent, cautionary measure undertaken at the time considering the COVID-19 pandemic and related market conditions.

AIP Target and Fiscal 2021 Award

During fiscal 2021, Mr. Armes’ target AIP opportunity was maintained at 130% of base salary. After performance results for the fiscal year were confirmed, the Compensation Committee approved a total AIP payout of $1,200,000, or 159.0% of target, broken down as follows:

Metric	Amount ($)	Weight	Payout
CSWI Operating Income	$692,068	60%	152.8%
CSWI Operating Cash Flow	$169,847	15%	150.0%
Individual Performance	$338,085	25%	179.1%

LTIP Target and Fiscal 2021 LTIP Awards

During fiscal 2021, Mr. Armes’ target LTIP opportunity was maintained at 280% of base salary. Accordingly, Mr. Armes received an award of 12,333 performance shares ($812,941 award value) on April 1, 2020, and an award of 11,074 shares of restricted stock ($812,941 award value) on October 1, 2020. The award value for the performance shares differs from the “grant date fair value” reported in the “Summary Compensation Table” below due to the accounting methodology for determining such amount, as discussed in footnote 2 to the table.

Benefits Upon Termination

Under Mr. Armes’ employment agreement, if his employment is terminated due to death or disability, Mr. Armes will receive (1) his base salary and any unpaid benefits (including death benefits) through the date of termination; (2) the AIP cash payment related to the previous year, if the date of termination is after the end of a fiscal year but before the Company pays AIP cash incentives; and (3) a prorated AIP cash payment related to the then-current fiscal year, if the date of termination is before the end of a fiscal year. Additionally, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest when and to the extent that the performance conditions have been satisfied. Any options he holds will remain exercisable for one year following the date of termination.

If Mr. Armes’ employment is terminated by the Company without “cause” or by Mr. Armes for “good reason,” Mr. Armes will receive (1) his base salary and any unpaid benefits through the date of termination; (2) a lump sum payment equal to two times the sum of (a) his then-current base salary or any higher base salary that was in effect during the 12 months prior to the date of termination, and (b) the greater of his annual AIP payment for the prior fiscal year or his target AIP incentive for the current year; (3) the AIP cash payment related to the previous year, if the date of termination is after the end of a fiscal year but before the Company pays AIP cash incentives; (4) a prorated AIP cash payment related to the then-current fiscal year, if the date of termination is before the end of a fiscal year; and (5) continued medical and dental insurance for him and his dependents for 24 months following the date of termination. Additionally, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest when and only to the extent that the performance conditions have been satisfied. Any options he holds will remain exercisable for one year following the date of termination.

If Mr. Armes’ employment is terminated by the Company for “cause” or by Mr. Armes without “good reason,” Mr. Armes will receive only his base salary and any unpaid benefits through the date of termination.

Additionally, Mr. Armes participates in the Company’s Executive Change in Control and Severance Benefit Plan (the “CIC and Severance Plan”). To the extent the provisions of the CIC and Severance Plan are more beneficial to Mr. Armes than the terms set forth in his employment agreement, such provisions would apply in the applicable termination scenario.

The employment agreement also provides that Mr. Armes will not engage in activities that are competitive with the Company’s business or solicit any key employees of the Company to leave or accept employment with another company for 24 months following the date of termination.

Executive Change in Control and Severance Benefit Plan

The Company maintains the CIC and Severance Plan. This plan is publicly filed and its features are described more fully under “―Potential Payments upon Termination or Change-In-Control―CSW Industrials, Inc. Executive Change in Control and Severance Benefit Plan” below. The Compensation Committee believes that this plan benefits stockholders in providing consistency and transparency in severance benefits if an executive officer’s employment is terminated, and also supports alignment between executive interests and stockholder interests should a transformative transaction arise that is in stockholders’ best interests.

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Review and Assessment of Compensation Under Termination Scenarios

The Compensation Committee regularly reviews each Named Executive Officer’s total compensation under several scenarios including a change-in-control of the Company, termination of employment by the Company, and resignation or retirement by the executive. Tally sheets setting forth all the listed scenarios are prepared by management and reviewed by the Compensation Committee with input from Longnecker. Based on its most recent review of the tally sheets, the Compensation Committee determined that the potential payments that would be provided to the Named Executive Officers were consistent with our executive compensation objectives and principles.

Executive Compensation Program Changes for Fiscal 2022

This CD&A discusses our executive compensation program for fiscal 2021. For the benefit of our stockholders, we summarize below certain changes and other matters that the Compensation Committee has approved regarding our fiscal 2022 executive compensation program. These and any other fiscal 2022 compensation program changes will be discussed in further detail in our proxy statement for the 2022 annual meeting of stockholders.

Annual Incentive Plan Changes

As the Company and our served end markets have adapted to COVID-19 and business conditions have stabilized relative to the beginning of fiscal 2021, the Compensation Committee intends to transition away from the quarterly financial metric target-setting process used for the fiscal 2021 AIP and return to our customary annual target-setting process in the future. For fiscal 2022, the Compensation Committee believes using a semi-annual financial target-setting process is appropriate as the AIP transitions back to a more normalized, annual target-setting structure in fiscal 2023. This belief is supported by still-present uncertainty and volatility within our served end markets and overall business environment, combined with added operational and financial complexity resulting from the December 2020 TRUaire acquisition, the formation of the Shell & Whitmore Reliability Solutions joint venture, and related integration efforts.

Within our AIP, we will transition the Business Unit Working Capital Turns metric to Business Unit Operating Cash Flow, but maintain the weight of that measure at 10% of total AIP for our operating executives. This change will better align the business units’ financial metrics to our consolidated financial metrics.

Retention and Succession Arrangement with Mr. Armes

In early calendar 2021, the Board and the Compensation Committee began to engage in numerous strategic discussions, with the support of Longnecker, focused on retaining Mr. Armes’ service through retirement and promoting successful succession planning practices for the Chief Executive Officer role. These discussions were further supported by Mr. Armes’ exemplary performance during his tenure with the Company and his leadership of the Company through the challenges of fiscal 2021. As a result of these strategic discussions and in furtherance of these goals, in April 2021, the Compensation Committee approved a special equity grant for Mr. Armes, described below.

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Restricted stock. Mr. Armes received 31,496 shares of restricted stock (the “RS Award”), which will cliff vest on the fifth anniversary of the date of grant, subject to Mr. Armes’ continued employment. The terms and conditions of this award were otherwise materially consistent with the Company’s restricted stock awards granted under the existing long-term incentive plan.

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Performance shares. Mr. Armes received 27,559 performance shares (the “PS Award”), which will vest (or not) in equal amounts on each of March 31, 2025, 2026, and 2027, based on the Company’s total shareholder return relative to the members of the FTSE Russell 2000 Index over the applicable performance periods (i.e., four years, five years, and six years), subject to continued service. The terms and conditions of this award were otherwise materially consistent with the Company’s performance share awards granted under the existing long-term incentive plan, including the 0% to 200% performance vesting scale and the absence of both voting rights and the ability to receive dividends until vesting. Additionally, due to the retention-based intent, the PS Award does not include the Company’s customary “qualified retirement” benefit that is part of the Company’s regular performance share awards.

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Succession award. Mr. Armes received 19,685 performance restricted stock units (the “Succession Award”), 40% of which will vest after we successfully recruit and hire a successor CEO (but not before April 2025), and 60% of which will vest upon the successful first employment anniversary of the successor CEO. The Succession Award restricted stock units do not have voting rights or the ability to receive dividends until vesting.

Upon termination of Mr. Armes’ employment by the Company without Cause or by him for Good Reason (as defined in his employment agreement), the RS Award, the PS Award and the Succession Award will vest in full, subject to satisfaction of all performance conditions in the case of the PS Award. Upon Mr. Armes’ termination of employment due to death or disability, the RS Award, the PS Award and the Succession Award will vest in full, except that the Succession Award will not vest unless his death or disability occurs after April 1, 2024. All awards vest automatically upon the occurrence of a Change in Control (as defined in the Company’s Amended and Restated 2015 Equity and Incentive Compensation Plan), and all awards are forfeited if Mr. Armes’ employment is terminated for Cause (as defined in his employment agreement).

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The Compensation Committee believes these equity grants appropriately reflect the Board’s confidence in Mr. Armes’ leadership and will achieve the Board’s retention and succession-planning goals to support achievement of the Company’s long-term strategy. The equity grants also contain terms that reflect the long-term focus of the awards and are consistent with the Company’s commitment to driving long-term shareholder value. These long-term incentive awards will be disclosed in Mr. Armes’ fiscal 2022 compensation amounts in next year’s proxy statement for the 2022 annual meeting of stockholders.

Annual Executive Compensation Program Review and Compensation Risk

It is the Compensation Committee’s policy to regularly monitor and annually review our executive compensation program to determine, in consultation with Longnecker, whether the elements of the program are consistent with our stated executive compensation objectives and principles. Part of this review is an evaluation of whether the executive compensation program and our compensation programs as a whole are consistent with the Company’s risk management objectives. If the elements of the program are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on us, the elements are adjusted as necessary.

The Compensation Committee, in consultation with Longnecker, has concluded that no risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted that:

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Compensation elements are balanced. Our compensation program design provides a balanced mix of base salary, annual cash incentive compensation and, for eligible employees, long-term equity incentives. This balanced mix provides executives with the incentive to perform at high levels and maximize Company performance. At the same time, it does not encourage singular focus on compensation performance metrics to the detriment of other important business metrics or the way in which goals are accomplished.

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Metrics balance short-term and long-term goals. Our incentive compensation metrics are balanced between short- and long-term business and financial objectives. The metrics for our short- and long-term plans do not overlap, which prevents executives from focusing too much attention on one goal to the exclusion of others. All of the performance goals are aligned with stockholder interests.

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Individual performance is emphasized. We emphasize individual, non-financial performance metrics in determining final individual compensation amounts. The Compensation Committee strongly believes this component of our program offers an effective way to encourage and reward behaviors that are consistent with our business objectives and core values.

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Incentive programs have performance thresholds and are capped. Both the AIP opportunity and performance share awards have threshold payout levels and/or performance contingencies, which ensure that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved. They also have maximum payout levels, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior.

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Compensation is benchmarked. The Compensation Committee benchmarks compensation against both our peer group and the broader market to ensure our compensation programs are performance-based, competitive, equitable, and generally consistent with industry and comparator company practices.

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Executives have ownership guidelines. Our officers have equity ownership guidelines, which further encourage a long-term focus on sustainable performance and further align our officers’ interests with those of our stockholders. Additionally, officers are prohibited from pledging stock and engaging in transactions designed to hedge against the value of the Company’s stock.

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Summary Compensation Table

The following table sets forth compensation information for our Named Executive Officers — the individuals who served during fiscal 2020 as principal executive officer and principal financial officer of the Company, and the other most highly compensated executive officers of the Company serving at the end of fiscal 2021.

Name and Principal Position	Year	(1)	Salary ($)	Bonus ($)	Stock Awards ($)	(2)	Non-Equity Incentive Plan Compensation ($)	(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	(5)	Total ($)
Joseph B. Armes Chairman, CEO and President	2021		580,672	—	1,775,967	(6)	1,200,000		4,664	61,861		3,623,164
	2020		580,672	—	2,094,452		1,073,808		1,286	68,258		3,818,476
	2019		540,160	—	1,953,721		1,017,121		6,849	67,238		3,585,089
James E. Perry(7) Executive VP, CFO	2021		311,077	—	873,821	(8)	400,000		—	30,062		1,614,960
Donal J. Sullivan Executive VP, GM, Industrial Products	2021		366,593	52,470	583,908	(9)	347,530		—	58,216		1,408,717
	2020		366,593	—	494,173		317,943		—	69,139		1,247,848
	2019		344,850	—	267,041		258,741		—	76,228		946,860
Craig J. Foster(10) Former Senior VP, GM, Specialty Chemicals	2021		331,660	—	319,110	(11)	177,465		—	58,946		887,181
	2020		331,660	—	389,653		251,232		—	69,999		1,042,544
	2019		322,000	—	309,326		352,628		—	67,968		1,051,922
Luke E. Alverson Senior VP, General Counsel and Secretary	2021		299,601	—	327,317	(12)	250,000		—	60,546		937,464
	2020		299,601	—	351,980		234,401		—	69,394		955,376
	2019		290,875	—	288,407		215,175		—	67,794		862,251
Gregg W. Branning(13) Former Executive VP, CFO	2021		89,071	—	—		—		—	510,846		599,917
	2020		425,000	—	609,675		433,500		—	62,890		1,531,065
	2019		350,000	—	475,619		428,719		—	63,642		1,317,980

(1)

The Company’s fiscal year begins April 1 and ends March 31.

(2)

Represents the grant date fair value of long-term equity incentive awards under the Company’s LTIP computed in accordance with FASB ASC 718 “Compensation — Stock Compensation,” including the impact of forfeitures. The incentive awards are granted in the form of restricted stock, which generally vest ratably over a three-year period, and performance shares. The performance criteria for the performance share awards is based on the Company’s TSR over a three-year period compared to the TSR of the Company’s applicable benchmark group for the same period, as described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Performance Share Awards” above. The reported value of the performance unit awards is computed based on the probable outcome of the performance conditions based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period, which was 126% of target, or $74.26 per share. Payout for the performance share awards can range from 0% to a maximum of 200%. Assumptions used in the valuations are discussed in Note 6 to the Company’s audited consolidated financial statements for the year ended March 31, 2021, in the Annual Report.

(3)

The amounts in this column include an annual cash incentive bonus for fiscal 2021 under the Company’s AIP that was earned in fiscal 2021 but paid in fiscal 2022.

(4)

Reflects the annualized increase in pension value under the Restoration Plan. See “Pension Benefits Table.” There are no above-market or preferential earnings on compensation deferred under the Restoration Plan.

(5)

The components of this column for fiscal 2021 are set forth in the table below, calculated at the aggregate incremental cost to the Company:

Name	Retirement Plan Contributions	(A)	ESOP Contributions	(B)	Insurance Premiums	(C)	Severance Amounts	(D)	Total
Joseph B. Armes	22,891		14,250		24,720		–		61,861
James E. Perry	14,400		–		15,662		–		30,062
Donal J. Sullivan	21,954		14,250		22,012		–		58,216
Craig J. Foster	22,035		14,250		22,661		–		58,946
Luke E. Alverson	22,800		14,250		23,496		–		60,546
Gregg W. Branning	10,467		–		3,129		497,250		510,846

(A)

Includes matching and discretionary Company contributions to the Named Executive Officers under the Company’s 401(k) retirement plan, which is generally available to all the Company’s U.S. employees.

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(B)

Includes Company contributions to the Employee Stock Ownership Plan for fiscal 2021, which is generally available to all the Company’s U.S. employees. These amounts were accrued in fiscal 2021 but contributed in fiscal 2022.

(C)

Includes annual premiums for group term life insurance, the Company’s portion of annual premiums for medical, dental and vision benefits and the Company’s portion of disability premiums.

(D)

Includes the value of cash severance amounts paid to Mr. Branning under the CIC and Severance plan upon his termination on May 31, 2020.

(6)

Includes annual grants of 11,074 shares of restricted stock ($860,118) and 12,333 shares of performance units ($915,849) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $77.67, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2020, the date of grant. Performance unit award values were calculated using a fair value of $74.26 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $1,625,882.

(7)

Mr. Perry joined the Company on May 20, 2020.

(8)

Includes annual grants of 4,291 shares of restricted stock ($333,282) and 4,779 shares of performance units ($354,889) made under the Company’s LTIP. Also includes a one-time grant of 2,500 shares of performance units ($185,650) made at commencement of employment. Restricted stock award values were calculated using a price per share of $77.67, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2020, the date of grant. Performance unit award values were calculated using a fair value of $74.26 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $858,049.

(9)

Includes annual grants of 3,746 shares of restricted stock ($290,952) and 3,945 shares of performance units ($292,956) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $77.67, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2020, the date of grant. Performance unit award values were calculated using a fair value of $74.26 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $465,037.

(10)

Mr. Foster’s employment with the Company ended on May 31, 2021.

(11)

Includes annual grants of 1,703 shares of restricted stock ($132,272) and 2,516 shares of performance units ($186,838) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $77.67, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2020, the date of grant. Performance unit award values were calculated using a fair value of $74.26 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $331,660. 1,135 shares of the restricted stock grant and all of the granted performance units were forfeited upon Mr. Foster’s termination on May 31, 2021.

(12)

Includes annual grants of 2,041 shares of restricted stock ($158,524) and 2,273 shares of performance units ($168,793) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $77.67, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2020, the date of grant. Performance unit award values were calculated using a fair value of $74.26 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $299,602.

(13)

Mr. Branning’s employment with the Company ended on May 31, 2020.

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2021 Grants of Plan-Based Awards

The following table sets forth certain information with respect to plan-based awards granted to the Named Executive Officers for the year ended March 31, 2021.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)	(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph B. Armes	5/11/2020	(3)	377,437	754,874	1,509,748
	4/1/2020					6,167	12,333	24,666			915,849	(4)
	10/1/2020								11,074	(5)	860,118
James E. Perry	5/20/2020	(3)	135,000	270,000	540,000
	5/20/2020					3,640	7,279	14,558			540,539	(4)
	10/1/2020								4,291	(5)	333,282
Donal J. Sullivan	5/11/2020	(3)	109,978	219,956	439,912
	4/1/2020					1,973	3,945	7,890			292,956	(4)
	10/1/2020								3,746	(5)	290,952
Craig J. Foster	5/11/2020	(3)	99,498	198,996	397,992
	4/1/2020					1,258	2,516	5,032			186,838	(4)
	10/1/2020								1,703	(5)	132,272
Luke E. Alverson	5/11/2020	(3)	82,391	164,781	329,562
	4/1/2020					1,137	2,273	4,546			168,793	(4)
	10/1/2020								2,041	(5)	158,524

(1)

The number of shares listed represents long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance criteria for these awards is based on the Company’s TSR from April 1, 2020 through March 31, 2023 compared to the TSR performance of the members of the Russell 2000 Index for the same period, as described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Performance Share Awards” above.

(2)

These amounts represent the fair value, as determined under FASB ASC Topic 718, of the awards based on the grant date fair value estimated by the Company for financial reporting purposes.

(3)

Under the AIP, the primary performance measures are internally defined metrics based on operating income, cash flow from operations, and achievement of individual performance objectives. See “Elements of the Executive Compensation Program—Annual Incentive Program” above. Actual amounts payable under the AIP, if any, can range from 50% (Threshold) to 200% (Maximum) of the target amounts for the Named Executive Officers based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target. Actual weighted average payout for the consolidated operating income and operating cash flow metrics (together representing 75% of total AIP) in fiscal 2021 was 152.2% of the target amount. Different business unit metrics were used in the AIP programs for Mr. Sullivan and Mr. Foster, in addition to the consolidated operating income and operating cash flow metrics for the Company.

(4)

Represents the fair value on the date of grant, as described in footnote (2), of the performance units awarded, which values were calculated using a fair value of $74.26 per share determined by using the Monte Carlo simulation. The actual value may be more or less depending on the Company’s TSR performance during the applicable three-year performance period.

(5)

The amounts shown reflect the numbers of shares of restricted stock granted to each Named Executive Officer pursuant to the Company’s 2015 Equity and Incentive Compensation Plan. The shares vest ratably over a three-year period on each anniversary of the date of grant.

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Outstanding Equity Awards at Year-End 2021

The following table sets forth certain information with respect to outstanding equity awards held by the Named Executive Officers as of March 31, 2021.

Name	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)	(2)
Joseph B. Armes	63,413	—	25.23	8/28/2024	27,694	(3)	3,738,690		15,554	(4)	4,199,580
									13,373	(5)	3,610,710
									12,333	(6)	3,329,910
James E. Perry	—	—	—	—	4,291	(7)	579,285		7,279	(6)	1,965,310
Donal J. Sullivan	—	—	—	—	7,142	(8)	964,170		2,147	(4)	579,690
									3,006	(5)	811,620
									3,945	(6)	1,065,150
Craig J. Foster	—	—	—	—	2,112	(9)	285,120		3,207	(4)	865,890
Luke E. Alverson	—	—	—	—	4,275	(10)	577,125		2,750	(4)	742,500
									2,572	(5)	694,440
									2,273	(6)	613,710
Gregg W. Branning	—	—	—	—	—		—		4,433	(4)	1,196,910

(1)

All option awards shown in this table represent stock options issued in conversion of CSWC stock option awards granted prior to the Spin-Off. The stock option issuances converted existing CSWC stock option awards consistent with the treatment of shares in the Spin-Off.

(2)

Calculated using a price per share of $135.00, the closing market price of the Company’s common stock as reported by NASDAQ on March 31, 2021, the last trading day before the end of the Company’s last completed fiscal year.

(3)

Mr. Armes’ shares of restricted stock vest as follows: 15,207 shares on October 1, 2021; 8,796 shares on October 1, 2022; and 3,691shares on October 1, 2023.

(4)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance measure set for this plan was based on the Company’s TSR over the period from April 1, 2018 through March 31, 2021 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts ranged from 0% to a maximum of 200% of the shares granted. The number of shares reported vested at 200% of target effective April 1, 2021, and the associated value reported reflects this vesting percentage.

(5)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance measure set for this plan is based on the Company’s TSR over the period from April 1, 2019 through March 31, 2022 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts can range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.

(6)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance measure set for this plan is based on the Company’s TSR over the period from April 1, 2020 through March 31, 2023 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts can range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.

(7)

Mr. Perry’s shares of restricted stock vest as follows: 1,431 shares on October 1, 2021; 1,430 shares on October 1, 2022; and 1,430 shares on October 1, 2023.

(8)

Mr. Sullivan’s shares of restricted stock vest as follows: 3,387 shares on October 1, 2021; 2,512 shares on October 1, 2022; and 1,249 shares on
October 1, 2023.

(9)

In connection with Mr. Foster’s departure from the Company in May 2021, and pursuant to the terms of the Company’s Executive CIC and Severance Benefit Plan, 2,112 shares of restricted stock that were scheduled to vest on October 1, 2021 vested immediately. The remaining restricted shares were forfeited.

(10)

Mr. Alverson’s shares of restricted stock vest as follows: 2,186 shares on October 1, 2021; 1,409 shares on October 1, 2022; and 680 shares on
October 1, 2023.

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2021 Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock option exercises and restricted stock vesting during the fiscal year ended March 31, 2021, with respect to the Named Executive Officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	(1)	Value Realized on Vesting ($)(2)
Joseph B. Armes	52,445	2,505,298	56,555		3,677,317
James E. Perry	—	—	—		—
Donal J. Sullivan	—	—	9,877		656,250
Craig J. Foster	—	—	6,129		403,196
Luke E. Alverson	—	—	8,542		552,561
Gregg W. Branning	—	—	15,431	(2)	962,402

(1)

The number of shares reported includes shares that were surrendered during the fiscal year ended March 31, 2021, to satisfy taxes upon the vesting of restricted common stock.

(2)

Reflects the gross number of shares acquired on vesting multiplied by the closing market price of the Company’s common stock on the vesting date. Includes the value of shares surrendered to satisfy taxes upon the vesting of restricted common stock.

(3)

Represents shares of restricted common stock that vested on May 31, 2020, in connection with Mr. Branning’s termination of employment, pursuant to the terms of the Company’s CIC and Severance Plan.

2021 Pension Benefits

The following table sets forth certain information as of March 31, 2021, with respect to pension benefits attributable to our Named Executive Officers. Please refer to “—Elements of the Executive Compensation Program—Legacy Pension Plans” above for a narrative description of our pension plans.

Name	Plan Name	(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joseph B. Armes	Restoration Plan		2.25	114,832	—
James E. Perry	—		—	—	—
Donal J. Sullivan	—		—	—	—
Craig J. Foster	—		—	—	—
Luke E. Alverson	—		—	—	—

(1)

The pension plans listed represent legacy plans assumed from CSWC in connection with the Spin-Off. The plans listed were frozen on October 1, 2015, and no benefits have accrued to any plan participant following that date. The plans listed were subsequently terminated in September 2019. The present value of accumulated benefit shown is an actuarial present value derived from the plans’ provisions, which is influenced by credited service and based on the mortality and discount rate assumptions used for financial reporting purposes (but excluding pre-retirement mortality). Assumptions used in the valuations are discussed in Note 14 to the Company’s audited consolidated financial statements for the year ended March 31, 2021 in the Annual Report.

Potential Payments upon Termination or Change-In-Control

The information below describes compensation that would have been paid under existing plans and contractual arrangements to the Named Executive Officers in the event of a termination of the executive’s employment with the Company or change in control of the Company, assuming these events occurred on March 31, 2021. Amounts shown therefore include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives based upon their respective compensation and service levels as of such date and the closing price of the Company’s common stock on March 31, 2021, of $135.00. The actual amounts to be paid can only be determined at the time of a change in control or the executive’s termination of employment with the Company. Upon any termination of employment, each of the Named Executive Officers would also be entitled to the vested amounts, if any, shown in the “2021 Pension Benefits” table above.

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CSW Industrials Executive Change in Control and Severance Benefit Plan

All the Named Executive Officers participated in the Company’s CIC and Severance Plan as of March 31, 2021. The CIC and Severance Plan provides benefits for termination of employment under three scenarios: by the Company without cause or by the executive for good reason; following a qualifying change in control; and upon death or disability. In any scenario, benefits are only paid after the executive (or the executive’s estate) executes a release in favor of the Company.

The CIC and Severance Plan provides benefits based on two participant levels, referred to as Level One and Level Two. Currently, Mr. Armes is the only Level One participant, and all other Named Executive Officers are Level Two participants.

Termination Without Cause by the Company or For Good Reason by the Executive

Upon an executive’s termination by the Company without cause or by the executive for good reason, the executive is entitled to the following severance benefits:

•

A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year;

•

A lump sum payment equal to (a) in the case of a Level One participant, two times, and (b) in the case of a Level Two participant, one times, 12 months of base salary;

•

Continuation of health and welfare benefits for the earlier of the executive’s acceptance of full-time employment with another entity and (a) in the case of a Level One participant, 24 months following termination, and (b) in the case of a Level Two participant 12 months, following termination, in any case at a cost equal to the cost for an active employee for similar coverage; and

•

Immediate vesting in full of all unvested equity awards that have a vesting date within (a) in the case of a Level One participant, two years, and (b) in the case of a Level Two participant, one year, of the date of termination, in accordance with the terms of the applicable award agreements.

As used in the CIC and Severance Plan, “cause” generally means: (a) the commission of an act of personal dishonesty intended to result in substantial personal enrichment to the detriment of the Company; (b) the conviction or plea of nolo contendere to a misdemeanor involving moral turpitude or a felony; (c) the failure to perform work responsibilities; (d) violation of any of the Company’s material policies or procedures; or (e) any material breach of any material agreement with the Company, and in the cases of (c), (d) and (e), where such failure, violation or breach has continued for more than 30 days following written notice to the executive.

As used in the CIC and Severance Plan, “good reason” generally means, without the express written consent of the executive: (a) a material reduction in base compensation; (b) a material diminution in authority, duties or responsibilities; (c) a permanent relocation more than 50 miles from where services were normally performed; (d) a material reduction in the authority, duties or responsibilities of the person to whom the executive reports; or (e) any other action or inaction that constitutes a material breach by the Company of its obligations under the CIC and Severance Plan or any other material agreement to which the Company and the executive are parties.

Termination Following a Change in Control

Upon the occurrence of a Change in Control (as defined in the Company’s 2015 Equity and Incentive Compensation Plan) and without a requirement that the executive’s employment be terminated, all then-outstanding unvested equity awards (including restricted stock and performance share awards) will fully vest, in accordance with the terms of the applicable award agreements.

If an executive’s employment is terminated without cause by the Company or for good reason by the executive, in either case within two years following a Change in Control, then the executive is entitled to the following severance benefits:

•

A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year;

•

A lump sum payment equal to (a) in the case of a Level One participant, three times, and (b) in the case of a Level Two participant, two times, the sum of (i) 12 months of base salary plus (ii) the executive’s target AIP award for the current fiscal year;

•

Continuation of health and welfare benefits for the earlier of 24 months following termination or the executive’s acceptance of full-time employment with another entity, at a cost equal to the cost for an active employee for similar coverage.

In addition to the above, an executive would be entitled to any unpaid base salary through the date of termination, any AIP earned for a completed fiscal year but not yet paid, any unreimbursed business or other expenses through the date of termination, and any employee benefits to which the executive is entitled pursuant to the terms of the plans governing the benefits.

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Additionally, the CIC and Severance Plan does not contemplate tax “gross up” payments. Instead, under a “best of net” provision in the CIC and Severance Plan, if any payments or benefits to which an executive is entitled are likely subject to the tax imposed by Section 4999 of the Code, the payment will be reduced such that Section 4999 does not apply or be paid in full, whichever produces the better net after-tax position, as determined by the Board in good faith.

A Change in Control, as defined in the 2015 Equity and Incentive Compensation Plan, generally includes the occurrence of the following events:

•

Any person or group acquires, or has acquired during the prior twelve months, beneficial ownership, directly or indirectly, of one-third or more of the Company’s outstanding common stock or combined voting power of the Company’s voting securities;

•

Any person or group acquires beneficial ownership, directly or indirectly, of Company securities that constitutes more than 50% of the total fair market value or voting power of the Company’s securities;

•

The incumbent members of the Board of Directors cease to constitute a majority of the Board of Directors, except in cases where a new director is approved by at least 75% of the incumbent directors and whose election was not in connection with a change in control transaction or in connection with a proxy contest relating to director election;

•

The Company is a party to a consolidation or merger, and following the transaction the Company’s stockholders do not beneficially own at least a majority of the outstanding common stock and the combined voting power of the surviving or continuing entity;

•

Any sale or other transfer of a majority of the assets of the Company;

•

The Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

•

Any other event specified by the Board.

Termination Due to Death or Disability

Upon an executive’s death or disability, the executive (or the executive’s estate) would be entitled to receive: (1) a pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year; and (2) continued medical and dental insurance coverage for 12 months following termination, at a cost equal to the cost for an active employee for similar coverage. Additionally, all then-outstanding unvested equity awards will fully vest, in accordance with the terms of the applicable award agreements.

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Quantification of Potential Payments

The following table sets forth the estimated value of the potential payments to each of the Named Executive Officers, assuming the executive’s employment had terminated on March 31, 2021. For the events of termination involving a change-in-control, we assumed that the change-in-control also occurred on that date. In addition to the payments set forth in the following table, Mr. Armes may receive certain payments upon his termination or a change-in-control pursuant to the legacy pension plans. Previously vested benefits under those plans for Mr. Armes are disclosed in the “2021 Pension Benefits” table.

Triggering Event	Compensation Component	Payout ($)
		Joseph B. Armes	(1)	James E. Perry	Donal J. Sullivan	Craig J. Foster	Luke E. Alverson
Death	Life insurance benefit (third party payment)	50,000		50,000	50,000	50,000	50,000
	Pro-rata annual incentive award	1,073,808		270,000	317,943	251,232	234,401
	Health & welfare benefit	24,720		18,794	22,012	22,661	23,496
	Immediate vesting of equity awards(2)	9,308,790		1,561,950	2,192,400	718,065	1,602,450
	TOTAL	10,457,318		1,900,744	2,582,355	1,041,958	1,910,347
Disability	Pro-rata annual incentive award	1,073,808		270,000	317,943	251,232	234,401
	Health & welfare benefit	24,720		18,794	22,012	22,661	23,496
	Immediate vesting of equity awards(2)	9,308,790		1,561,950	2,192,400	718,065	1,602,450
	TOTAL	10,407,318		1,850,744	2,532,355	991,958	1,860,347
Termination Without Cause by the Company or For Good Reason by the Executive	Termination payment	2,671,091		360,000	366,593	331,660	299,601
	Pro-rata annual incentive award (greater of target or last year actual)	1,073,808		270,000	317,943	251,232	234,401
	Immediate vesting of certain equity awards(2)(3)	9,308,790		1,647,000	611,235	723,870	563,625
	Health & welfare benefit	49,440		18,794	22,012	22,661	23,496
	TOTAL	13,103,129		2,295,794	1,317,783	1,329,423	1,121,123
Change-in-Control — Employment Continues	Immediate vesting of equity awards(2)	9,308,790		1,561,950	2,192,400	718,065	1,602,450
	TOTAL	9,308,790		1,561,950	2,192,400	718,065	1,602,450
Change-in-Control — Termination Without Cause by the Company	Termination payment	4,006,637		1,260,000	1,173,098	1,061,312	928,763
	Pro-rata annual incentive award (greater of target or last year actual)	1,073,808		270,000	317,943	251,232	234,401
	Immediate vesting of equity awards(2)	9,308,790		1,561,950	2,192,400	718,065	1,602,450
	Health & welfare benefit	49,440		37,589	44,024	45,322	46,992
	TOTAL	14,438,675		3,129,539	3,727,465	2,075,931	2,812,606

(1)

Amounts shown for Mr. Armes are determined in accordance with the terms of his employment agreement, discussed under “Additional Executive Compensation Information — Chief Executive Officer Compensation in Fiscal 2021,” as well as the CIC and Severance Plan. Where benefits between the employment agreement and the CIC and Severance Plan overlap, the highest potential amount is shown.

(2)

These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of the event was equal to the closing price of the Company’s common stock on March 31, 2021 ($135.00), the last trading day of fiscal 2021. Additionally, it assumes that, for performance shares that have not vested, the performance conditions are satisfied at target (100%) vesting at the time of termination.

(3)

Pursuant to Mr. Armes’ employment agreement, all unvested equity awards vest immediately in this termination scenario. For the other Named Executive Officers under the CIC & Severance Plan, only the shares vesting within one year following termination automatically vest.

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CEO Pay Ratio

For fiscal 2021, the ratio of the annual total compensation of Mr. Armes, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Armes (“Median Annual Compensation”) was 48.4 to 1. We refer to the employee who received the Median Annual Compensation as the “Median Employee.”

This ratio is a reasonable good faith estimate calculated in a manner consistent with SEC regulations using the data and assumptions summarized below. The assumptions we used are specific to our Company and our employee population. Because the SEC’s regulations for identifying the Median Employee, calculating annual total compensation, and determining the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, the Company’s pay ratio disclosure may not be comparable to that reported by other companies.

Additionally, our pay ratio is not an element that the Compensation Committee considers in setting CEO compensation, nor is CEO Compensation a material element that management considers in making compensation decisions for non-officer employees.

CEO Compensation

CEO Compensation for fiscal 2021 was $3,623,164, calculated using the total of all applicable compensation elements reported in the “Summary Compensation Table” above.

Median Annual Compensation

Median Annual Compensation for fiscal 2021 was $74,813. We calculated the Median Annual Compensation by totaling all applicable elements of compensation for our Median Employee in accordance with the same methodology used for our Named Executive Officers set forth in the “Summary Compensation Table.” We did not make any cost-of-living adjustments in identifying the Median Employee.

Determination Date and Measurement Period

We identified our Median Employee as of March 31, 2021 (the “Determination Date”). We used the fiscal year ended March 31, 2021 as the compensation measurement period.

Employee Pool Used to Identify Median Employee

As of the Determination Date, we had approximately 2,300 employees. This number includes all full-time, part-time, seasonal and temporary employees of the Company and its subsidiaries. This number does not include any independent contractors or “leased” workers. For purposes of identifying the Median Employee this year, all employees who became part of the Company through the December 2020 acquisition of TRUaire (1,444 employees in total, including 110 in the U.S. and 1,334 in Vietnam) were excluded from the employee pool for this fiscal year, though such employees will be included in next year’s analysis. Additionally, using the “deminimis” exception, we excluded six employees from the pool, representing all of our employees in Mexico (1), Brazil (1), and Australia (4).

Compensation Used to Identify Median Employee

We used taxable wages as reflected in our payroll records and as reported to the Internal Revenue Service on Form W-2 to identify our Median Employee. W-2 taxable wages include, among other things, salary, wages, bonuses and stock compensation, if any.

Adjustments to Compensation

A portion of our permanent employee workforce (full-time and part-time) worked for less than the full year because, among other things, they commenced employment after the beginning of the year or took an unpaid leave of absence. In determining our Median Employee, we annualized the total compensation for those individuals (but not for individuals in temporary or seasonal positions).

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Equity Compensation Plan Information

The following table provides certain information related to our 2015 Equity and Incentive Compensation Plan as of March 31, 2021 under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(1)	Weighted-Average Exercise Price of Outstanding Option, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by securities holders	63,413		$ 25.23	675,113
Equity compensation plans not approved by securities holders	—		—	—
TOTAL	63,413		$ 25.23	675,113

(1)

Represents stock option awards issued in conversion of CSWC stock option awards granted prior to the Spin-Off. These Spin-Off-related conversion awards were separately authorized under the Incentive Plan, but are not included in the 1,230,000 shares available for awards under the Incentive Plan. The Company has not granted any stock option awards under the Incentive Plan’s 1,230,000 share authorization.

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Proposal Three:

Ratification of Appointment of Grant Thornton LLP to Serve as our Independent Registered Public Accounting Firm for Fiscal 2022

The Audit Committee has approved Grant Thornton LLP (“GT”) to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

We are asking our stockholders to ratify the appointment of GT as our independent registered public accounting firm. The Company’s independent registered public accounting firm is engaged, retained and supervised by the Audit Committee. However, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

Required Vote and Recommendation

The proposal to ratify the appointment of GT to serve as the Company’s independent registered public accounting firm for fiscal 2022 requires the affirmative vote of a majority of the votes cast in person or represented by proxy. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” ratifying the appointment of GT unless you instruct otherwise on the proxy or unless you withhold authority to vote. For more information, see “General Voting and Meeting Information—Voting—Counting of Votes.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP’S APPOINTMENT TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022.

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Report of The Audit Committee

The Audit Committee of the Board of Directors consists of five independent directors: William Quinn (Chair), Terry Johnston, Robert Swartz, Kent Sweezey and Debra von Storch. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee met five times in fiscal 2021.

Management has primary responsibility for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on this audit. The Audit Committee’s responsibility is to monitor and oversee this process, including engaging the independent auditors, pre-approving their annual audit plan, and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and held detailed discussions with management, including the executive leadership team and internal audit staff, on the Company’s consolidated financial statements and matters relating to the Company’s internal control over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company for the period described. The Audit Committee has relied upon this representation without any independent verification, except for the work of GT, the Company’s independent registered public accounting firm. The Audit Committee also discussed these statements with GT, both with and without management present, and has relied upon their reported opinion on these financial statements.

The Audit Committee further discussed with GT matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received from GT the written disclosures and letter required by applicable requirements of the PCAOB regarding GT’s communications with the Audit Committee concerning its independence, and has discussed with GT its independence from the Company and its management.

Based on these reviews and discussions, including the Audit Committee’s specific review with management of the Company’s Annual Report and based upon the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the SEC.

William Quinn, Chair
Terry Johnston
Robert Swartz
Kent Sweezey
Debra von Storch

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Other Audit Information

Relationship with Independent Registered Public Accounting Firm

The Audit Committee appointed GT to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021. In this role, GT audits the Company’s financial statements. Representatives from GT will attend the Annual Meeting and will be available to respond to appropriate questions from stockholders. They will have the opportunity to make a statement if they wish.

Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees (excluding value-added taxes) for professional services incurred by the Company for the audits of its fiscal 2021 financial statements and other fees billed to the Company by GT in fiscal 2021. In general, the Company retains GT for services that are related to or an extension of the Company’s annual audit.

	2021	2020
Audit Fees(1)	$1,633,425	$1,375,628
Audit Related Fees(2)	20,789	79,310
Total Audit Related Fees	1,654,223	1,454,938
All Other Fees	―	―
TOTAL FEES	$1,654,223	$1,454,938

(1)

Represents fees for the audit of our annual financial statements, internal controls and review of our quarterly financial statements.

(2)

Represents professional services provided in connection with due diligence services relating to acquisitions.

The Audit Committee pre-approved all the audit and non-audit fees described above for the year ended March 31, 2021, in accordance with its approval policy discussed below.

Audit Committee Approval Policy

The Audit Committee approves all proposed services and related fees to be rendered by the Company’s independent registered public accounting firm before the firm is engaged. Services to be provided by the Company’s independent registered public accounting firm generally include audit services, audit-related services and certain tax services. All fees for the annual audit or audit-related services to be performed by the Company’s independent registered public accounting firm are itemized for the purposes of approval. The Audit Committee approves the scope and timing of the external audit plan for the Company and focuses on any matters that may affect the scope of the audit or the independence of the Company’s independent registered public accounting firm. In that regard, the Audit Committee receives certain representations from the Company’s independent registered public accounting firm regarding their independence and the permissibility under the applicable laws and regulations of any services provided to the Company outside the scope of those otherwise allowed.

The Audit Committee may delegate its approval authority to the Chairman of the Audit Committee to the extent allowed by law. In the case of any delegation, the Chairman must disclose all approval determinations to the full Audit Committee as soon as possible after such determinations have been made.

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Security Ownership of Directors and Certain Executive Officers

The following table sets forth as of May 31, 2021, ownership of Company common stock by members of the Board, each Named Executive Officer of the Company listed in the “Summary Compensation Table” individually, and all members of the Board and all executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified possesses sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and nature of beneficial ownership	(1)	Percent of class
Joseph B. Armes	157,396	(2)	1.0%
Luke E. Alverson	17,168		*
Craig J. Foster	17,040		*
Michael R. Gambrell	17,403		*
Terry L. Johnston	6,977		*
Linda A. Livingstone	10,403		*
James E. Perry	9,291		*
William F. Quinn	18,793		*
Donal J. Sullivan	23,403		*
Robert M. Swartz	11,404		*
J. Kent Sweezey	7,211		*
Debra L. von Storch	3,920		*
All members of the Board and executive officers as a group (12 individuals)	296,489		1.9%

*

Less than 1%.

(1)

Beneficial ownership has been determined in accordance with SEC rules and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. The amount disclosed for each person or group also includes any securities that person or group has the right to acquire within 60 days pursuant to certain Company stock option and incentive plans. The address of each individual is 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240.

(2)

Includes 63,413 shares of common stock that Mr. Armes has the right to acquire pursuant to stock options. Also includes 9,502 shares owned by a family limited partnership of which Mr. Armes and his spouse are 50% owners of the general partner, for which he has shared voting and investment power.

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Security Ownership of Certain Beneficial Owners

The following stockholders are known to beneficially own more than 5% of the Company’s common stock. Except where noted in the footnotes below, the information is based on stock ownership reports on Schedule 13G filed with the SEC. Percentages have been calculated based on the number of shares outstanding as of the record date. We are not aware of any other stockholder holding 5% or more of the Company’s common stock.

In addition to the below, as of March 31, 2021, 646,876 shares of our common stock, or 4.1% of our shares outstanding, were held by The Principal Financial Group as Trustee of the Company’s Employee Stock Ownership Plan.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	(1)	Percent of class
Wells Fargo & Company 420 Montgomery Street San Francisco, California 94163	1,236,526	(2)	7.9%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	982,440	(3)	6.6%

(1)

Beneficial ownership has been determined in accordance with SEC rules.

(2)

Based on a Schedule 13G/A filed with the SEC on February 12, 2021. The filing indicates sole voting power for 28,623 shares, shared voting power for 251,561 shares, sole dispositive power for 28,623 shares and shared dispositive power for 1,205,903 shares.

(3)

Based on a Schedule 13G/A filed with the SEC on January 29, 2021. The filing indicates sole voting power for 965,414 shares and sole dispositive power for 982,440 shares.

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General Voting and Meeting Information

Solicitation

We are providing these proxy materials in connection with the solicitation by the Board of Directors of CSW Industrials, Inc. of proxies to be voted at the 2021 Annual Meeting of Stockholders and at any adjournments or postponements thereof. The Annual Meeting will be held on Wednesday, August 25, 2021, at the Hilton Dallas Lincoln Centre, 5410 Lyndon B. Johnson Freeway, Dallas, Texas 75240. If you wish to attend the meeting in person, please bring valid, government issued photo identification, and proof of your holdings of CSWI common stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 25, 2021

Pursuant to SEC rules, we may furnish proxy materials, including this proxy statement and the Company’s annual report for the year ending March 31, 2021, to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our stockholders, will explain how you may access and review the proxy materials and how you may submit your proxy electronically. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Stockholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested.

This proxy statement and the Company’s annual report for the year ended March 31, 2021, are also available electronically at www.proxyvote.com.

To access and review the materials electronically:

1.

Have your proxy card or voting instructions available.

2.

Go to www.proxyvote.com and input the 12-digit control number from the proxy card.

3.

Click the “2021 Proxy Statement” in the right column.

We encourage you to review all the important information contained in the proxy materials before voting. If you would like to attend the Annual Meeting in person, please refer to the inside back cover of this proxy statement or www.proxyvote.com for directions to the meeting.

The proxy materials are being mailed to stockholders on or about July 8, 2021.

Voting

Who May Vote and Number of Votes

If you are a stockholder of record at the close of business on July 1, 2021 (the “Record Date”), you may vote on the matters proposed in this proxy statement. For each matter raised at the Annual Meeting, you have one vote for each share you owned on the Record Date. At the close of business on the Record Date, 15,734,797 shares of common stock were issued and outstanding (excluding treasury shares) that may be voted at the Annual Meeting.

If your shares are held through a broker, your vote instructs the broker how you want your shares to be voted. If you vote on each proposal, your shares will be voted in accordance with your instructions. Brokers may vote shares they hold in “street name” on behalf of beneficial owners who have not voted with respect to certain “routine” matters. The proposal to ratify the appointment of Grant Thornton LLP (Proposal Three) is considered a routine matter, so brokers may vote shares on this matter in their discretion if no voting instructions are received. However, the election of directors (Proposal One) and the advisory vote on executive compensation (Proposal Two) are NOT considered routine matters, so your broker will not have discretion to vote your shares if you do not provide voting instructions. This is referred to as a “broker non-vote.”

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Quorum for the Meeting

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented in person or by proxy constitutes a quorum. We must have a quorum to conduct business at the Annual Meeting. You will be part of the quorum if you vote your shares in advance of the Annual Meeting. If you abstain from voting on a particular proposal, your shares will still be counted as present at the meeting for purposes of determining a quorum. Broker non-votes are also counted as present for purposes of determining a quorum.

Counting of Votes

The following table shows the proposals to be presented for a vote, the applicable voting requirements, and the Board’s recommendations.

Proposal	Vote required to pass	Voting options	Board’s recommendation	Effect of abstentions and broker non-votes
1. Elect seven directors to hold office until the 2022 annual meeting of stockholders	The affirmative vote of a majority of the votes cast in person or by proxy	FOR all nominees WITHHOLD as to all nominees FOR all nominees except for those specified, from whom you WITHHOLD your vote	FOR each nominee	No effect
2. Approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast in person or by proxy	FOR, AGAINST or ABSTAIN	FOR	No effect
3. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022	The affirmative vote of a majority of the votes cast in person or by proxy	FOR, AGAINST or ABSTAIN	FOR	Abstentions will not have any effect There should not be any broker non-votes, but if any, they will have no effect on the outcome

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, the individuals named on the enclosed proxy card intend to vote the shares represented thereby on such matters in accordance with their best judgment.

How to Vote

If your shares are registered in the name of a brokerage firm, bank, or other nominee (i.e., in “street name”). You will receive instructions from your nominee, which you must follow in order to have your shares voted. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares.

If your shares are registered directly in your name. You can vote your shares in person at the Annual Meeting. You can also instruct the proxy holders named on the proxy card how to vote your shares using one of the voting methods described below.

•

Vote by Internet. You have the option to vote using the Internet at www.proxyvote.com. The on-screen instructions will direct you how to vote your shares. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 24, 2021. Have your proxy card available when you access the website. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN A PROXY CARD.

•

Vote by Telephone. You have the option to vote by telephone by calling 1.800.690.6903 toll-free from the United States and Canada and following the series of voice instructions that will direct you how to vote your shares. Have your proxy card available when you place your telephone call. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 24, 2021. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD.

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•

Vote by Mail. You may mark the enclosed proxy card, sign and date it, and return it in the enclosed envelope as soon as possible before the Annual Meeting. Your signed proxy card must be received before the Annual Meeting for your vote to be counted at the Annual Meeting.

•

Vote in Person. If you are a registered stockholder and attend the Annual Meeting in person, you may deliver a completed proxy card or vote by ballot at the Annual Meeting.

Changing Your Vote

If you are a registered stockholder, you may revoke your proxy at any time before it has been exercised at the Annual Meeting by:

•

timely mailing in a revised proxy dated later than the prior submitted proxy;

•

timely notifying the Corporate Secretary in writing that you are revoking your proxy;

•

timely casting a new vote by telephone or the Internet; or

•

appearing in person and voting by ballot at the Annual Meeting.

If you are a beneficial stockholder, please contact your bank, broker or nominee for instructions on how to change your vote.

Vote Tabulations

Tabulation of voted proxies will be handled by Broadridge, an independent firm. Broadridge is the inspector of elections for the Annual Meeting.

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Other Information About this Solicitation

Cost of Proxy Solicitation

The solicitation of proxies is made by our Board and will be conducted primarily by mail. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur to send proxy materials to stockholders and solicit their votes. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication. The Company bears the full cost of soliciting proxies. The Company has also retained D.F. King for certain advisory services and to aid in the solicitation of proxies, and will ask brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock. For these services, the Company will pay D.F. King a fee of $12,500 plus reimbursement for reasonable out-of-pocket expenses.

Stockholders Sharing an Address

To reduce the expenses of delivering duplicate proxy materials, we deliver one annual report and proxy statement to multiple stockholders sharing the same mailing address unless otherwise requested. This is referred to as “householding.” We will promptly send a separate annual report and proxy statement to a stockholder at a shared address upon request at no cost. Stockholders with a shared address may also request that we send a single copy of these materials in the future if we are currently sending multiple copies to the same address. Requests related to delivery of proxy materials may be made by calling our Investor Relations department at 214.489.7113 or by writing to CSW Industrials, Inc., Attention: Investor Relations, 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, or other nominee to request information about householding.

Stockholder Proposals and Nominations

SEC rules provide that certain stockholder proposals may be eligible for inclusion in our 2022 proxy statement. These stockholder proposals must comply with the requirements of Rule 14a-8, including a requirement we receive such proposals no later than March 10, 2022. We strongly encourage any stockholder interested in submitting a proposal to contact the Corporate Secretary at the address below in advance of this deadline to discuss the proposal. The N&CG Committee reviews all stockholder proposals and makes recommendations to the Board for responsive action.

Alternatively, under the Company’s Bylaws, if a stockholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our 2022 annual meeting of stockholders, or intends to nominate a person for election to the Board directly (rather than by recommending such person as a candidate to our N&CG Committee), the stockholder must submit the proposal or nomination in writing at the address below between April 27, 2022, and May 27, 2022. However, if the 2022 annual meeting of stockholders is held more than 30 days before or more than 30 days after the anniversary of the 2021 Annual Meeting, the stockholder must submit any such proposal no later than the 90th calendar day prior to the 2022 annual meeting of stockholders or 10 days following the date on which the date of the 2022 annual meeting of stockholders is publicly announced. Any such submission must be made by a registered stockholder on the stockholder’s own behalf or on behalf of a beneficial owner of our common stock, and must include detailed information specified in our Bylaws concerning the proposal or nominee, as the case may be, and detailed information as to the stockholder’s interests in Company securities. We will not entertain any proposals or nominations at the 2022 annual meeting of stockholders that do not meet these requirements.

If the stockholder does not comply with the requirements of the SEC, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Company’s Bylaws are posted on our website at www.cswindustrials.com under the “Investors — Corporate Governance” caption. To make a submission or to request a copy of the Company’s Bylaws at no charge, stockholders should contact our Corporate Secretary at the following address:

CSW Industrials, Inc.
5420 Lyndon B. Johnson Freeway, Suite 500
Dallas, Texas 75240
Attention: Corporate Secretary

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Exhibit A

GAAP to NON-GAAP Reconciliations

RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME FROM CONTINUING OPERATIONS (Unaudited)
(Amounts in thousands, except share data)	Fiscal Year Ended March 31,
	2021	2020
GAAP Operating Income, Continuing Operations	$59,468	$66,067
Adjusting items:
Transaction costs & other professional fees	10,360	200
Purchase accounting effect	2,963	—
Gain on sale of property & other	—	(776)
Asset impairment	—	951
Adjusted Operating Income	$72,791	$66,442

RECONCILIATION OF EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE, CONTINUING OPERATIONS (Unaudited)
(Amounts in thousands, except share data)	Fiscal Year Ended March 31,
	2021	2020
GAAP Net Income per diluted common share, Continuing Operations	$2.66	$2.95
Adjusting items, per diluted common share:
Transaction costs and other professional fees	0.58	0.01
Purchase accounting effect	0.15	—
Gain on sale of property & other	—	(0.02)
Asset impairment	—	0.05
Reversal of indemnification receivable	(0.02)	—
Pension termination	—	0.32
Discrete tax provisions & other	—	(0.11)
Adjusted Net Income per diluted common share	$3.37	$3.20

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Driving Directions to Hilton Dallas Lincoln Centre

Instructions from Dallas/Fort Worth International Airport (DFW):

- Take the north exit from the airport to I-635 heading east
- Exit Dallas Parkway/Montfort Drive/Dallas North Tollway South/Inwood Road and continue on the access road
- The Hilton Dallas Lincoln Centre is on the right, just past the Dallas North Tollway

Instructions from Downtown Dallas:

- Take the Dallas North Tollway heading north
- Exit Harvest Hill Road and turn right onto Harvest Hill Road
- The Hilton Dallas Lincoln Centre is on the left

CSW INDUSTRIALS

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/24/2021 for shares held directly and by 11:59 P.M. ET on 08/22/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/24/2021 for shares held directly and by 11:59 P.M. ET on 08/22/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	☐	☐	☐	______

1. Election of Directors

Nominees

01) Joseph Armes
02) Michael Gambrell
03) Terry Johnston
04) Linda Livingstone
05) Robert Swartz
06) Kent Sweezey
07) Debra von Storch

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve, by non-binding vote, executive compensation.	☐	☐	☐
3. The ratification of Grant Thornton LLP to serve as independent registered public accounting firm for the fiscal year ended March 31, 2022.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees in item 1 and FOR items 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000516807_1 R1.0.0.177

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

CSW INDUSTRIALS, INC.

This proxy is solicited on behalf of the Board of Directors

Annual Meeting of Stockholders

August 25, 2021

The stockholder(s) hereby appoint(s) Joseph Armes and Robert Swartz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CSW INDUSTRIALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 a.m., Central Time on August 25, 2021, at the Hilton Dallas Lincoln Centre, and any adjournment or postponement thereof.

Participants holding shares in the CSW Industrials, Inc. ESOP: By marking, signing and dating this card or submitting your voting instruction by telephone or internet, you are instructing The Principal Financial Group, the ESOP trustee, to vote the shares of CSW Industrials, Inc. common stock allocated to your ESOP account as instructed. All voting instructions from ESOP plan participants must be received no later than 11:59 P.M. Eastern Time on August 22, 2021. If your instructions are not received by such time, your ESOP shares will be voted as directed by the CSW Industrials, Inc. ESOP Committee.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

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Continued and to be signed on reverse side